UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Information Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BLACKHAWK NETWORK HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

BLACKHAWK NETWORK HOLDINGS, INC.

6220 Stoneridge Mall Road

Pleasanton, CA 94588

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 21, 2014

On May 21, 2014, Blackhawk Network Holdings, Inc. will hold its Annual Meeting of Stockholders at 2:00 p.m. Pacific Time. The meeting will be held at the Hilton Pleasanton at the Club, 7050 Johnson Drive, Pleasanton, California 94588, for the following purposes:

1. To elect Douglas J. Mackenzie and Lawrence F. Probst III as Class I directors to hold office until the 2017 annual meeting of stockholders or until their successors are elected and qualified;

2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 3, 2015;

3. To approve, on a non-binding, advisory basis, the compensation of our named executive officers (the “say-on-pay” vote) as disclosed in the attached Proxy Statement pursuant to compensation disclosure rules under the Securities Exchange Act of 1934, as amended;

4. To cast a non-binding, advisory vote on the frequency of future say-on-pay votes;

5. To approve our 2013 Equity Incentive Award Plan; and

6. To transact such other business as may properly come before the meeting or at any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders who owned our common stock at the close of business on March 28, 2014 (the “Record Date”) can vote at this meeting or any adjournments or postponements thereof.

Our Board of Directors recommends that you vote “FOR” the election of the director nominees named in Proposal No. 1 of the Proxy Statement, “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm as described in Proposal No. 2 of the Proxy Statement; “FOR” the approval, on a non-binding, advisory basis, of the compensation of our named executive officers as described in Proposal No. 3 of the Proxy Statement; for every “3 YEARS” with respect to the non-binding, advisory vote on the frequency of say-on-pay votes as described in Proposal No. 4 of the Proxy Statement; and “FOR” the approval of our 2013 Equity Incentive Award Plan as described in Proposal No. 5 of the Proxy Statement.

For our Annual Meeting, we have elected to use the Internet as our primary means of providing our proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send to these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement and Annual Report to Stockholders, and for voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials free of charge, if they so choose. The electronic delivery of our proxy materials will significantly reduce our printing and mailing costs and the environmental impact of the proxy materials.

The Notice of Internet Availability of Proxy Materials will also provide the date, time and location of the Annual Meeting; the matters to be acted upon at the meeting and the recommendation of the Board of Directors with regard to each matter; a toll-free number, an e-mail address and a website where stockholders can request a paper or email copy of the Proxy Statement, our Annual Report to Stockholders and a form of proxy relating to the Annual Meeting; information on how to access the form of proxy; and information on how to attend the Annual Meeting and vote in person.

You are cordially invited to attend the Annual Meeting, but whether or not you expect to attend in person, you are urged to vote and submit your proxy by following the voting procedures described in the Notice of Internet Availability of Proxy Materials or on the proxy card.

By Order of the Board of Directors,

David E. Durant

Secretary

Pleasanton, California

Dated: April 10, 2014

i

BLACKHAWK NETWORK HOLDINGS, INC.

6220 Stoneridge Mall Road

Pleasanton, CA 94588

2014 PROXY STATEMENT

FOR THE 2014 ANNUAL MEETING OF THE STOCKHOLDERS

MAY 21, 2014

The Board of Directors of Blackhawk Network Holdings, Inc. is soliciting your proxy to vote at the Annual Meeting of Stockholders to be held on May 21, 2014, at 2:00 p.m., local time, and any adjournment or postponement of that meeting (the “Annual Meeting”). The Annual Meeting will be held at the Hilton Pleasanton at the Club, 7050 Johnson Drive, Pleasanton, California 94588.

We have elected to use the Internet as the primary means of providing our proxy materials to stockholders. Accordingly, on or about April 10, 2014, we are making this Proxy Statement and the accompanying proxy card, Notice of Annual Meeting of Stockholders and Annual Report to Stockholders available on the Internet and mailing a Notice of Internet Availability of Proxy Materials to stockholders of record as of March 28, 2014 (the “Record Date”). Brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar notice. All stockholders as of the Record Date will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically, including an option to request paper copies on an ongoing basis, may be found in the Notice of Internet Availability of Proxy Materials and on the website referred to in the notice. We intend to mail this Proxy Statement, together with the accompanying proxy card, to those stockholders entitled to vote at the Annual Meeting who have properly requested paper copies of such materials within three business days of request.

The only voting securities of Blackhawk Network Holdings, Inc. are shares of Class A common stock, par value $0.001 per share (the “Class A Common Stock”), of which there were 12,530,246 shares outstanding as of the Record Date (excluding any treasury shares) and Class B common stock, par value $0.001 per share (“Class B Common Stock” and, together with Class A Common Stock, the “Common Stock”), of which there were 40,059,834 shares outstanding as of the Record Date (excluding any treasury shares). We need the holders of a majority in voting power of the shares of Common Stock issued and outstanding and entitled to vote, present in person or represented by proxy, to hold the Annual Meeting.

In this Proxy Statement, we refer to Blackhawk Network Holdings, Inc. as the “Company,” “Blackhawk,” “we” or “us” and the Board of Directors as the “Board.” When we refer to Blackhawk’s fiscal year, we mean the 52-week or 53-week fiscal year ending on the Saturday closest to December 31. The fiscal year presented in this Proxy Statement consists of the 52-week period ended December 28, 2013.

The Company’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (“SEC”), is available in the “Financials” section of our website at http://ir.blackhawknetwork.com. You also may obtain a copy of the Company’s Annual Report on Form 10-K, without charge, by contacting: Secretary, c/o Blackhawk Network Holdings, Inc., 6220 Stoneridge Mall Road, Pleasanton, CA 94588.

QUESTIONS AND ANSWERS

Proxy Material and Voting Information

Who can vote at the Annual Meeting?

Only stockholders that our records show owned shares of either class of our Common Stock as of the close of business on the Record Date may vote at the Annual Meeting. As of the Record Date, we had a total of 12,530,246 shares of Class A Common Stock issued and outstanding, which were held of record by approximately 119 stockholders, and a total of 40,059,834 shares of Class B Common Stock issued and outstanding, which were held of record by approximately 395 stockholders. As of the Record Date, Safeway Inc. (“Safeway”) was the holder of 10,592 shares of Class A Common Stock, representing approximately 0.08% of our total outstanding shares of Class A Common Stock and 0.08% of the voting power of our Class A Common Stock, and 37,838,709 shares of our Class B Common Stock, representing approximately 94.46% of our total outstanding shares of Class B Common Stock and 94.46% of our voting power of our Class B Common Stock, and together representing approximately 72.0% of our total outstanding shares of Common Stock and 91.59% of the combined voting power of our outstanding Common Stock. On March 24, 2014, Safeway announced that its board of directors had declared a special stock dividend to Safeway’s stockholders of the 37,838,709 shares of our Class B Common Stock owned by Safeway. The date of distribution by Safeway of the special stock dividend is contemplated to be April 14, 2014, and the distribution will take place in the form of a pro rata dividend of Class B Common Stock to each Safeway stockholder of record as of the close of business on April 3, 2014. Accordingly, because it will continue to be the holder of record of 91.59% of the combined voting power of our outstanding Common Stock as of the Record Date, Safeway will be able to control the outcome of each of the proposals included in this Proxy Statement and any other matters that are properly brought before the Annual Meeting.

The stock transfer books will not be closed between the Record Date and the date of the Annual Meeting. Each share of Class A Common Stock is entitled to one vote on each proposal and each share of Class B Common Stock is entitled to ten votes on each proposal. The Class A Common Stock and Class B Common Stock will vote as a single class on all matters described in this Proxy Statement for which your vote is being solicited.

Stockholder of Record: Shares Registered in Your Name

If your shares were registered directly in your name with the transfer agent for our Common Stock, Wells Fargo Shareowner Services, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy card from your broker or other agent.

What am I being asked to vote on?

You are being asked to vote “FOR” the following:

•	To elect Douglas J. Mackenzie and Lawrence F. Probst III as Class I directors to hold office until the 2017 annual meeting of stockholders or until their successors are elected and qualified;

•	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 3, 2015;

•	To approve, on a non-binding, advisory basis, the say-on-pay vote; and

•	To approve our 2013 Equity Incentive Plan.

You are being asked to vote for every “3 YEARS” with respect to the non-binding, advisory vote on the frequency of future say-on-pay votes.

In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting.

How do I vote?

You may vote by mail or follow any alternative voting procedure described on the proxy card or the Notice of Internet Availability of Proxy Materials. To use an alternative voting procedure, follow the instructions on each proxy card that you receive or on the Notice of Internet Availability of Proxy Materials.

For the election of directors, you may either vote “FOR” each of the two nominees or you may withhold your vote for any nominee you specify. For the ratification of the selection of the Company’s independent auditors and the non-binding, advisory vote to approve named executive officer compensation, or approval of the 2013 Equity Incentive Plan, you may vote “FOR” or “AGAINST” or abstain from voting. For the non-binding, advisory vote on the frequency of future say-on-pay votes, you may choose (1) every year (“1 YEAR” on the proxy card), (2) every two years (“2 YEARS” on the proxy card) or (3) every three years (“3 YEARS” on the proxy card); in addition, you may choose to abstain from voting on this proposal.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting. Alternatively, you may vote by proxy over the Internet or, if you properly request and receive a proxy card by mail or email, by signing, dating and returning the proxy card, over the Internet or by telephone. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend the Annual Meeting and vote in person. In such case, your previously submitted proxy will be disregarded.

•	To vote by proxy over the Internet, follow the instructions provided in the Notice of Internet Availability of Proxy Materials or on the proxy card.

•	To vote by telephone, if you properly requested and received a proxy card by mail or email, you may vote by proxy by calling the toll free number found on the proxy card.

•	To vote by mail, if you properly requested and received a proxy card by mail or email, simply complete, sign and date the proxy card and return it promptly. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•	To vote in person, come to the Annual Meeting, and we will give you a ballot when you arrive.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction card to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

Who counts the votes?

Broadridge Financial Solutions, Inc. (“Broadridge”) has been engaged as our independent agent to tabulate stockholder votes. If you are a stockholder of record, and you choose to vote over the Internet or by telephone, Broadridge will access and tabulate your vote electronically. If you choose to sign and mail your proxy card, your executed proxy card is returned directly to Broadridge for tabulation. As noted above, if you hold your shares through a broker, your broker (or its agent for tabulating votes of shares held in street name, as applicable) returns one proxy card to Broadridge on behalf of all its clients.

How are votes counted?

With respect to Proposal No. 1, the election of directors, the two nominees receiving the highest number of votes will be elected. With respect to Proposal Nos. 2, 3 and 5, the affirmative vote of the holders of a majority in voting power of the shares of Common Stock that are present in person or by proxy and entitled to vote on such proposal is required for approval. With respect to Proposal No. 4, the affirmative vote of the holders of a majority in voting power of the shares of Common Stock that are present in person or by proxy and entitled to vote on such proposal is required for approval. However, if none of the frequency alternatives (one, two or three years) receive a majority vote, we will consider the frequency that receives the highest number of votes by stockholders to be the frequency that has been selected by our stockholders.

Brokers who hold shares in street name for the accounts of their clients may vote such shares either as directed by their clients or, in the absence of such direction, in their own discretion if permitted by the stock exchange or other organization of which they are members. If your shares are held by a broker on your behalf, and you do not instruct the broker as to how to vote these shares on Proposal No. 2, the broker may exercise its discretion to vote for or against that proposal in the absence of your instruction. With respect to Proposal Nos. 1, 3, 4 and 5, the broker may not exercise discretion to vote on these proposals. This would be a “broker non-vote” and these shares will not be counted as having been voted on the applicable proposal. However, broker non-votes will be considered present and entitled to vote at the Annual Meeting and will be counted towards determining whether or not a quorum is present. Please instruct your bank or broker so your vote can be counted.

If stockholders abstain from voting, these shares will be considered present and entitled to vote at the Annual Meeting and will be counted towards determining whether or not a quorum is present. Abstentions will have no effect with regard to Proposal No. 1, and with regard to Proposal Nos. 2, 3, 4 and 5, will have the same effect as an “AGAINST” vote.

How do I vote via Internet or telephone?

You may vote by proxy via the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials or on the proxy card. If you properly request and receive printed copies of the proxy materials by mail, you may vote by proxy by calling the toll-free number found on the proxy card. Please be aware that if you vote over the Internet or by telephone, you may incur costs such as telephone and Internet access charges, as applicable, for which you will be responsible. The Internet and telephone voting facilities for eligible stockholders of record will close at 11:59 p.m. Pacific Time on May 14, 2014. The giving of such a telephonic or Internet proxy will not affect your right to vote in person should you decide to attend the Annual Meeting.

The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly.

What if I return a proxy card but do not make specific choices?

If we receive a signed and dated proxy card and the proxy card does not specify how your shares are to be voted, your shares will be voted “FOR” the election of each of the two nominees for director, “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, “FOR” approval, on a non-binding, advisory basis, of the compensation of our named executive officers, for every “3 YEARS” with respect to the non-binding, advisory vote on the frequency of future say-on-pay votes and “FOR” approval of our 2013 Equity Incentive Plan. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of materials?

If you receive more than one set of materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must follow the instructions for voting on each Notice of Internet Availability of Proxy Materials or the proxy card that you receive by mail or email pursuant to your request, which include instructions for voting over the Internet, by telephone or by signing, dating and returning any of such proxy cards.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy over the Internet, by telephone or by mail with a later date.

•	You may send a written notice that you are revoking your proxy to our Secretary at Blackhawk Network Holdings, Inc., 6220 Stoneridge Mall Road, Pleasanton, CA 94588.

•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.

When are stockholder proposals due for next year’s Annual Meeting?

To be considered for inclusion in the proxy materials for next year’s annual meeting, your proposal must be submitted in writing by December 10, 2014 to our Secretary at Blackhawk Network Holdings, Inc., 6220 Stoneridge Mall Road, Pleasanton, CA 94588. If you wish to submit a proposal that is not to be included in next year’s proxy materials pursuant to the SEC’s stockholder proposal procedures or to nominate a director, you must do so between January 21, 2015 and February 20, 2015; provided that if the date of the annual meeting is earlier than April 21, 2015 or later than July 20, 2015 your proposal to be timely must be submitted not earlier than the 120th day prior to the annual meeting date and not later than the 90th day prior to the annual meeting date or, if later, the 10th day following the day on which public disclosure of the annual meeting date is first made. You are also advised to review our amended and restated bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority in voting power of the shares of Common Stock issued and outstanding and entitled to vote are present in person or represented by proxy at the Annual Meeting. As of the Record Date, there were 12,530,246 shares of Class A Common Stock and 40,059,834 shares of Class B Common Stock outstanding. Each share of Class A Common Stock is entitled to one vote on each proposal and each share of Class B Common Stock is entitled to ten votes on each proposal. As of the Record Date, an aggregate of 206,564,294 votes constituted the requisite majority in voting power for a quorum. Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairperson of the Annual Meeting or a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, may adjourn the Annual Meeting to another time or place.

How can I find out the results of the voting at the Annual Meeting?

Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days following the day the final results are available.

PROPOSAL NO. 1: ELECTION OF CLASS I DIRECTORS

The Board is composed of nine authorized seats and eight members, with one vacancy. In accordance with our amended and restated certificate of incorporation, the Board is divided into three classes with staggered three-year terms. At each annual general meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our directors are divided among the three classes as follows:

Class I directors: Douglas J. Mackenzie and Lawrence F. Probst III, whose current terms will expire at the Annual Meeting;

Class II directors: Mohan Gyani, Paul Hazen and Arun Sarin, whose current terms will expire at the annual meeting of stockholders to be held in 2015; and

Class III directors: Steven A. Burd, Robert L. Edwards and William Y. Tauscher, whose current terms will expire at the annual meeting of stockholders to be held in 2016.

Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

Messrs. Mackenzie and Probst have been nominated to serve as Class I directors and have each elected to stand for reelection. Each director to be elected will hold office from the date of his election by the stockholders until the third subsequent annual meeting of stockholders or until his successor is elected and has been qualified, or until such director’s earlier death, resignation or removal.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named above. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. Directors are elected by a plurality of the votes cast at the meeting. Proxies cannot be voted for a greater number of persons than the number of nominees named.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR

THE ELECTION OF EACH NAMED NOMINEE.

Set forth below is information as of March 28, 2014 regarding our Class I nominees and our other current directors who will continue in office after the Annual Meeting:

Name	Age	Director Since	Position/Office Held With the Company
Class I Directors whose terms expire at the 2014 Annual Meeting
Douglas J. Mackenzie	54	August 2007	Director
Lawrence F. Probst III	63	April 2008	Director

Class II Directors whose terms expire at the 2015 Annual Meeting
Mohan Gyani	62	August 2007	Director
Paul Hazen	72	August 2007	Director
Arun Sarin	59	August 2009	Director

Class III Directors whose terms expire at the 2016 Annual Meeting
Steven A. Burd	64	August 2007	Director
Robert L. Edwards	58	July 2008	Director
William Y. Tauscher	64	August 2010	Chief Executive Officer and Chairman of the Board of Directors

Set forth below is biographical information for the nominees and each person whose term of office as a director will continue after the Annual Meeting. The following includes certain information regarding our directors’ individual experience, qualifications, attributes and skills that led the Board to conclude that they should serve as directors.

Class I Directors/Nominees for Election to a Three-Year Term Expiring at the 2017 Annual Meeting of Stockholders

Douglas J. Mackenzie has served on the Board since August 2007. Mr. Mackenzie has been a managing member of Radar Management, LLC, a private equity and venture capital firm, since January 2005, and has been a partner with Kleiner Perkins Caufield & Byers (“KPCB”), a venture capital firm, since 1992. He joined KPCB in 1989 and has focused his investment activities in the software sector. Mr. Mackenzie served as a member of the board of directors of Safeway, from March 2005 through May 2009. He also served on the board of directors of Marimba Inc., a software provider, from August 1996 to July 2004, and Epiphany, Inc., a software provider, from January 1998 to September 2006, as well as numerous privately held companies. In addition, he serves as an advisory council member of the Stanford Engineering School, as a board member of the Monterey Peninsula Foundation, and as a Trustee of the U.S. Ski and Snowboard Team Foundation.

Mr. Mackenzie brings to the Board extensive knowledge in investment and operations in the software sector.

Lawrence F. Probst III has served on the Board since April 2008. Mr. Probst has served on the board of directors of Electronic Arts Inc. (“EA”), a software company, since January 1991 and as Chairman of the board since July 1994. He has served as Executive Chairman of EA since March 2013. In addition, Mr. Probst served in a variety of senior management and executive positions at EA from 1984 until September 2008, including Chief Executive Officer from May 1991 to April 2007 and President from December 1990 to October 1997. Mr. Probst also sits on the board of two cancer research groups, the V Foundation and ABC2, and has served as the Chairman of the board of directors of the U.S. Olympic Committee since October 2008 and a member of the International Olympic Committee since September 2013.

Mr. Probst brings to the Board extensive management, operational and board governance experience.

Class II Directors Continuing in Office until the 2015 Annual Meeting of Stockholders

Mohan Gyani has served on the Board since August 2007. Mr. Gyani has served as a director of Safeway since October 2004. He has served as Vice Chairman of the board of directors of Roamware, Inc., a provider of mobile operator solutions, since January 2006, and also served as Chairman of the board of directors and Chief Executive Officer of Roamware from May 2005 through December 2005. Mr. Gyani served as the President and Chief Executive Officer of AT&T Wireless Mobility Services from 2000 until his retirement from that company in 2003, after which he served as a senior advisor to the Chairman and Chief Executive Officer of AT&T Wireless through December 2004. From 1995 through 1999, he served as the Executive Vice President and Chief Financial Officer of AirTouch Communications, Inc., a telecommunications device company. Mr. Gyani currently serves as a director of Keynote Systems, Inc., a mobile and web cloud testing and monitoring company, where he serves as lead independent director and also serves on the compensation committee. He is a director of the UnionBanCal Corporation, a bank holding company, where he serves as the chair of the audit committee and a member of the compensation committee, and its banking subsidiary, Union Bank of California. Mr. Gyani also serves as a director of a number of privately held companies.

Mr. Gyani brings to the Board an in-depth knowledge of, and years of experience in, public company governance.

Paul Hazen has served on the Board since August 2007. Mr. Hazen is the former Chairman and Chief Executive Officer of Wells Fargo & Company (“Wells Fargo”). Mr. Hazen joined Wells Fargo in 1970. He served as Vice Chairman from 1981 to 1984, President and Chief Operating Officer from 1984 to 1995, Chairman and Chief Executive Officer from January 1995 to November 1998, and Chairman from January 1995 to May 2001. Mr. Hazen was also the President of Wells Fargo Real Estate Investment Trust, a publicly traded REIT, from 1973 to 1978. Mr. Hazen retired after he left his post as Chairman of Wells Fargo in May 2001. Mr. Hazen is currently Chairman of KKR Financial Holdings LLC and Accel-KKR and serves on the boards of KSL Resorts and Horny Toad Activewear. He is also a senior advisor to KKR, an investment firm. Past board positions include Safeway (Lead Independent Director), Phelps Dodge, Vodafone Group Plc (Deputy Chairman and Lead Independent Director), Willis Group Holdings Ltd., Prosper Marketplace, National Retirement Partners, Xstrata, the San Francisco Symphony, and the San Francisco Museum of Modern Art. Mr. Hazen also served on the Federal Advisory Council to the Federal Reserve from 1987 to 1991, acting as President of the Council in 1991, reporting to Alan Greenspan as Chairman.

Mr. Hazen brings to the Board significant experience in business strategy as a senior executive of a large company, as well as considerable directorial and board committee experience.

Arun Sarin has served on the Board since August 2009. Mr. Sarin has served on the board of directors of Safeway since August 2009. From April 2003 to July 2008, Mr. Sarin was the Chief Executive Officer of Vodafone Group Plc. (“Vodafone”), a global mobile communications company. From 1999 to 2008, Mr. Sarin was a director of Vodafone. Mr. Sarin has served on the board of directors of The Charles Schwab Corporation, a provider of brokerage, banking and financial advisory services, and Cisco Systems, Inc., a networking technology company since September 2009. He previously served as a member of the Court of Directors of the Bank of England, ending in 2009. From 1999 to 2003, he served as a director of The Gap, Inc., a specialty retailer. Mr. Sarin is currently a senior advisor to KKR, an investment firm.

Mr. Sarin brings to the Board significant experience as a former senior executive of a large, global company, where he developed expertise in finance, marketing and operations, and considerable directorial and board committee experience.

Class III Directors Continuing in Office until the 2016 Annual Meeting of Stockholders

Steven A. Burd has served on the Board since August 2007. Mr. Burd served on the board of directors of Safeway from September 1993 to May 2013 and as Chairman of the board of directors of Safeway from May 1998 to May 2013. He served as Chief Executive Officer of Safeway from April 1993 to May 2013 and as President from October 1992 to April 2012. Mr. Burd is also a director of Kohl’s Corporation, a specialty department store company, where he serves as lead independent director and on the compensation and nominating and corporate governance committees.

Mr. Burd brings to the Board considerable management, directorial, board committee experience and an understanding of our business.

Robert L. Edwards has served on the Board since July 2008, and previously served on our board of directors from January 2006 to August 2007. Mr. Edwards has been Chief Executive Officer of Safeway since May 2013, President of Safeway since April 2012 and served as Executive Vice President and Chief Financial Officer of Safeway from March 2004 to April 2012. Prior to joining Safeway, from September 2003 to March 2004, he served as Executive Vice President and Chief Financial Officer of Maxtor Corporation, a hard disk drive manufacturer. From 1998 to August 2003, Mr. Edwards held various executive positions, including Chief Financial Officer and Chief Administrative Officer at Imation Corporation, a developer, manufacturer and supplier of magnetic and optical data storage media. Mr. Edwards is also a director of KKR Financial Holdings LLC, a specialty finance company, where he serves on the audit committee.

Mr. Edwards brings to the Board both a strong understanding of our business and extensive knowledge of financial reporting.

William Y. Tauscher has served as our Chief Executive Officer since August 2010, as a member of the Board of directors since August 2007 and as Chairman of the Board since August 2009. He also served as our Executive Chairman from March 2010 to August 2010 and as President from August 2010 to November 2010. Mr. Tauscher has served on the board of directors of Safeway since May 1998, and currently serves on the executive committee of the board of directors of Safeway. Since 1986, he has been a managing member of the Tauscher Group, which invests and assists in the management of enterprises involved with home products, transportation, telecommunications and real estate. From 2004 to August 2010, he served as the Chief Executive Officer, and continues to serve as the Chairman of the board of directors, of Vertical Communications, Inc., a communications technology company. Mr. Tauscher also serves as a director of a number of privately held companies. Mr. Tauscher holds a B.S. in administrative sciences from Yale University.

Mr. Tauscher brings to the Board significant experience as a senior executive and director of multiple companies.

Executive Officers

The executive officers of the Company at March 28, 2014, other than those already discussed above, are set forth in the table below.

Name	Age	Position/Office Held With the Company
Talbott Roche	47	President
Jerry N. Ulrich	59	Chief Financial Officer and Chief Administrative Officer
David C. Tate	45	Senior Vice President, Products and Marketing
Christopher C. Crum	52	Senior Vice President, Sales
David E. Durant	51	Group Vice President, General Counsel & Secretary

Talbott Roche has served as our President since November 2010. Ms. Roche originally joined us as Assistant Vice President in July 2001 while we were a specialty marketing division of Safeway. Ms. Roche transitioned to the role of our Senior Vice President, Marketing, Product and Business Development in January 2005 and served in that position until November 2010. Prior to joining us, Ms. Roche served as a Branding Consultant and Director of New Business Development for Landor Associates, a marketing consulting firm, from October 2000 to July 2001. From 1996 to 2000, Ms. Roche held various executive positions at News Corporation, a media and marketing services company, including Senior Vice President, Sales for the Smart Source iGroup and Vice President, Sales for News America Marketing. Ms. Roche holds a B.A. in economics from Stanford University.

Jerry N. Ulrich has served as our Chief Financial Officer since June 2006. Mr. Ulrich was appointed to the additional position of Chief Administrative Officer of Blackhawk in March 2007. Prior to joining Blackhawk, Mr. Ulrich served as the Vice President Operations and Chief Financial Officer of Xign Corporation, an electronic payments service provider, from January 2001 through June 2006. In addition, Mr. Ulrich served as interim President and Chief Executive Officer of Optimal Networks Corporation, an information technology solutions provider, from 1999 to 2000; as President of Netwave Technologies, Inc., a wireless network products company, from 1996 to 1999; and in various positions including Chief Financial Officer and Chief Operating Officer for Xircom, Inc., a computer networking company, from 1992 to 1996. Mr. Ulrich received a B.S. in business administration with a major in accounting from The Ohio State University.

David C. Tate has served as our Senior Vice President, Products and Marketing since December 2013. Mr. Tate originally joined us as Regional Vice President, Business Development in October 2001 while we were a specialty marketing division of Safeway. Mr. Tate was promoted to Group Vice President, Gift Cards in January 2005. Mr. Tate was promoted to General Manager, Core Business in January 2011. Prior to joining Blackhawk, Mr. Tate served in various sales, management and executive roles at On Technology and NewChannel Inc. Mr. Tate holds a B.A. in business from Southern New Hampshire University.

Christopher C. Crum has served as our Senior Vice President, Sales since December 2013. Mr. Crum originally joined us in May 2006 as Regional Vice President, Alliance Sales until his promotion to Vice President, West in March 2007. Mr. Crum was promoted to Group Vice President, North America Sales in February 2009. Prior to joining Blackhawk, Mr. Crum served in various sales and executive roles at Endeca Technologies and Broadvision, Inc. Mr. Crum holds a B.B.A. in economics from California State University of Fresno.

David E. Durant has served as our Group Vice President, General Counsel and Secretary since December 2008. Mr. Durant originally joined us in July 2001, serving as a Senior Corporate Counsel while we were a specialty marketing division of Safeway. Mr. Durant became our Assistant Vice President and Assistant Secretary upon our incorporation in July 2003. Mr. Durant then transitioned to the role of Group Vice President, Legal in June 2006. Prior to joining us, Mr. Durant served as Senior Corporate Counsel at Safeway from 1999 to 2006. Mr. Durant holds a B.A. in political science from Rutgers University and a J.D. from The University of Chicago Law School.

CORPORATE GOVERNANCE

General

Blackhawk aspires to the highest ethical standards for its employees, officers and directors, and remains committed to the interests of its stockholders. We believe we can achieve these objectives only with a plan for corporate governance that clearly defines responsibilities, sets high standards of conduct and promotes compliance with the law. The Board has adopted formal corporate governance guidelines, as well as policies and procedures designed to foster the appropriate level of corporate governance. Some of these guidelines and procedures are discussed below. For further information, including electronic versions of our Code of Business Conduct and Ethics, our Corporate Governance Guidelines, our Audit Committee Charter, our Compensation Committee Charter, our Conflicts Committee Charter and our Nominating and Corporate Governance Committee Charter, please visit the Corporate Governance section of our website (http://ir.blackhawknetwork.com) located under the Investor Overview heading.

Independence of the Board of Directors

Because Safeway owns more than 50% of our outstanding voting securities, we are a “controlled company” within the meaning of the NASDAQ Stock Market corporate governance rules. As a “controlled” company, we are exempt from the rules that would otherwise require that the Board be composed of a majority of independent directors and that our compensation committee and nominating and corporate governance committee be composed entirely of independent directors. The “controlled company” exemption does not modify the independence requirements for the audit committee, and we have complied with the requirements of the SEC and the NASDAQ Stock Market corporate governance rules requiring that our audit committee be composed exclusively of independent directors, subject to the phase-in provisions of the applicable listing requirements and the SEC’s rules, which permit up to one committee member who does not satisfy the applicable independence requirements (Mr. Edwards) for up to one year after the date of our initial public offering. We expect that Mr. Edwards will resign from the audit committee and the Board will appoint an independent director to the audit committee in compliance with applicable listing requirements and the SEC’s rules no later than the one-year anniversary of our initial public offering.

On March 24, 2014, Safeway announced that its board of directors had declared a special stock dividend to Safeway’s stockholders of the 37,838,709 shares of our Class B Common Stock owned by Safeway (the “Spin-Off”). The date of distribution by Safeway of the special stock dividend is contemplated to be April 14, 2014, and the distribution will take place in the form of a pro rata dividend of Class B Common Stock to each Safeway stockholder of record as of the close of business on April 3, 2014. Following the distribution, we will no longer be a “controlled” company and generally will have one year from when we cease to be a “controlled” company to comply with the rules that require that our compensation committee and nominating and corporate governance committee be composed entirely of independent directors.

The Board has undertaken a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, the Board determined that Messrs. Gyani, Hazen, Mackenzie, Probst and Sarin, representing five of our eight directors, are “independent directors” as defined under the NASDAQ Stock Market corporate governance rules and in accordance with the regulations of the SEC.

There are no family relationships among any of our directors or executive officers.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics that is applicable to all of our directors, officers and employees. A copy of Blackhawk’s Code of Business Conduct and Ethics is available in the Corporate Governance section of our website (http://ir.blackhawknetwork.com) located under the Investor Overview heading and is also available in print upon request. Any amendments or waivers of the Code of Business Conduct and Ethics also will be posted on our website within four business days following the amendment or waiver as required by applicable rules and regulations of the SEC and the rules of the NASDAQ Stock Market.

Information Regarding the Board of Directors and its Committees

Board Leadership; Role in Risk Oversight

We believe that our Board and committee structure provides strong overall management of the Company. Currently, five of the eight members of the Board are independent. Mr. Tauscher currently serves as our Chairman and Chief Executive Officer. The Board recognizes that one of its key responsibilities is to evaluate and determine the optimal leadership structure of the Company so as to provide independent oversight of management. We do not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board, as we believe it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. The Board has determined that having the Company’s Chief Executive Officer serve as Chairman of the Board is in the best interest of the Company’s stockholders at this time. This structure makes the best use of the Chief Executive Officer’s knowledge of the Company. The Company does not have a lead independent director at this time.

The Board as a whole has responsibility for risk oversight, with reviews of certain areas being conducted by the relevant Board committees. These committees then provide reports to the full Board. The oversight responsibility of the Board and its committees is enabled by management reporting processes that are designed to provide visibility to the Board about the identification, assessment and management of critical risks and management’s risk mitigation strategies. These areas of focus include strategic, operational, financial and reporting, succession and compensation, compliance and other risks. Our Board and its committees oversee risks associated with their respective areas of responsibility, as summarized below. Each committee meets in executive session with key management personnel and representatives of outside advisors as required.

Board/Committee	Primary Areas of Risk Oversight
Full Board	Strategic, financial and execution risks and exposures associated with our business strategy, product innovation and sales road map, policy matters, significant litigation and regulatory exposures, and other current matters that may present material risk to our financial performance, operations, infrastructure, plans, prospects or reputation, acquisitions and divestitures.

Audit Committee	Risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, investment guidelines and credit and liquidity matters, our programs and policies relating to legal compliance and strategy, and our operational infrastructure, particularly reliability, business continuity and capacity.

Nominating and Corporate Governance Committee	Risks and exposures associated with director and management succession planning, corporate governance and overall Board effectiveness.

Compensation Committee	Risks and exposures associated with leadership assessment, executive compensation programs and arrangements, including overall incentive and equity plans.

Conflicts Committee	Risks and exposures associated with related party transactions in which Safeway is a party with an interest adverse to our interests.

Board Meetings and Committees

Committees of the Board of Directors

The Board has established the following standing committees: an audit committee, a compensation committee, a conflicts committee and a nominating and corporate governance committee.

The following chart details the membership of each standing committee, which is current as of April 10, 2014.

Name of Director	Audit	Compensation	Conflicts	Nominating and Corporate Governance
Steven A. Burd				C
Robert L. Edwards	M	C
Mohan Gyani	C			M
Paul Hazen		M
Douglas J. Mackenzie			M	M
Lawrence F. Probst III	M		M
Arun Sarin		M

M = Member

C = Chair

Meetings of the Board of Directors, Board and Committee Member Attendance and Annual Meeting Attendance

The Board met seven times during 2013. The audit committee met seven times, the compensation committee met two times, the nominating and corporate governance committee met one time and the conflicts committee met one time during 2013. During 2013, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served. We are encouraging all of our directors and nominees for director to attend our annual meeting of stockholders; however, attendance is not mandatory.

Audit Committee

Our audit committee oversees the corporate accounting and financial reporting process. Among other matters, the audit committee evaluates our independent registered public accounting firm’s qualifications, independence and performance, determines the engagement of the independent registered public accounting firm, reviews and approves the scope of the annual audit and the audit fees, discusses with management and our independent registered public accounting firm the results of the annual audit and the review of our quarterly consolidated financial statements, approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services, monitors the rotation of partners of the independent registered public accounting firm on the Blackhawk engagement team as required by law, reviews our critical accounting policies and estimates, oversees our internal audit function and annually reviews the audit committee charter and the committee’s performance. The current members of our audit committee are Mr. Gyani, who is the chair of the committee, Mr. Edwards and Mr. Probst. All members of the audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and the NASDAQ Stock Market. The Board has determined that Mr. Gyani is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of the NASDAQ Stock Market. Mr. Gyani and Mr. Probst are independent directors as defined under the applicable rules and regulations of the SEC and the NASDAQ Stock Market. Mr. Edwards is President and Chief Executive Officer of Safeway, our parent company, and therefore is not an independent director but serves on the audit committee under the phase-in provisions described above under “Corporate Governance—Independence of the Board of Directors.” The audit committee operates under a written charter that satisfies the applicable standards of the SEC and the NASDAQ Stock Market. A copy of the audit committee charter is available to stockholders on the Company’s website at http://ir.blackhawknetwork.com.

Compensation Committee

Our compensation committee reviews and recommends policies relating to compensation and benefits of our officers and employees. Among other things, the compensation committee reviews and approves corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, sets the compensation of these officers based on such evaluations, administers the issuance of stock options and other awards under our stock plans and annually reviews the compensation committee charter and the committee’s performance. The current members of the compensation committee are Mr. Edwards, who is the chair of the committee, Mr. Hazen and Mr. Sarin. Mr. Hazen and Mr. Sarin are independent directors as defined under the applicable rules and regulations of the SEC, the NASDAQ Stock Market and Internal Revenue Code of 1986, as amended (the “Code”). We will have one year from when we cease to be a “controlled” company in connection with the distribution by Safeway of its shares of our Class B Common Stock to comply with the rules that require that our compensation committee be composed entirely of independent directors. During 2013, the compensation committee continued to engage Mercer, a wholly-owned subsidiary of Marsh & McLennan Companies, Inc., to assist the compensation committee with its responsibilities related to the Company’s executive and board of director compensation programs. Based on information provided by Mercer and by Company management, in April 2013, the compensation committee determined that no conflict of interest exists with, or was raised during the 2013 fiscal year by the work of, Mercer, and Mercer is independent considering all of the six factors enumerated by the SEC for evaluating adviser independence. The compensation committee reviews and evaluates, at least annually, the performance of the compensation committee and its members, including compliance of the compensation committee with its charter. A copy of the compensation committee charter is available to stockholders on the Company’s website at http://ir.blackhawknetwork.com.

Compensation Consultant Fee Disclosure

Other than advising the compensation committee, Mercer did not provide any material services to our company in 2013. Because of the policies and procedures that Mercer and the compensation committee have in place, the compensation committee is confident that the advice it receives from the individual executive compensation consultant is objective and not influenced by Mercer’s or its affiliates’ relationships with the Company.

Mercer’s fees for executive compensation consulting to the compensation committee in fiscal year 2013 were $74,193.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is responsible for making recommendations regarding candidates for directorships and the size and composition of the Board. In addition, the nominating and corporate governance committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations concerning governance matters. For Board membership, the nominating and corporate governance committee takes into consideration applicable laws and regulations (including the NASDAQ Stock Market listing standards), diversity, age, skills, experience, integrity, ability to make independent analytical inquires, understanding of the Company’s business and business environment, willingness to devote adequate time and effort to Board responsibilities and other relevant factors.

The nominating and corporate governance committee will consider director candidates recommended by stockholders. Though the committee has not established a formal policy with regard to consideration of director candidates recommended by stockholders, the Board believes that such the procedures set forth in the Company’s amended and restated bylaws are currently sufficient and that the establishment of a formal policy is not necessary.

Stockholders who wish to recommend individuals for consideration by the nominating and corporate governance committee to become nominees for election to the Board may do so by delivering, along with any updates or supplements required by the Company’s amended and restated bylaws, a written recommendation, c/o the Company’s Secretary, to the following address: Blackhawk Network Holdings, Inc., 6220 Stoneridge Mall Road, Pleasanton, CA 94588 not earlier than the 120th day prior to and not later than the 90th day prior to the first anniversary of the Company’s annual meeting of stockholders for the preceding year; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, such recommendation shall be delivered not earlier than the 120th day prior to the Company’s annual meeting and not later than the 90th day prior to such annual meeting, or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made. Submissions must include the required information and follow the specified procedures set forth in the Company’s amended and restated bylaws. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. The nominating and corporate governance committee will evaluate any director candidates that are properly recommended by stockholders in the same manner as it evaluates all other director candidates, as described above.

The nominating and corporate governance committee is composed of Messrs. Burd, Gyani and Mackenzie, with Mr. Burd serving as the chair of the committee. Potential candidates for nomination to the Board will be discussed by the committee. The Board has affirmatively determined that each of Messrs. Gyani and Mackenzie meets the definition of “independent director” for purposes of the NASDAQ Stock Market listing rules. We will have one year from when we cease to be a “controlled” company in connection with the distribution by Safeway of its shares of our Class B Common Stock to comply with the rules that require that our nominating and corporate governance committee be composed entirely of independent directors. A copy of the nominating and corporate governance committee charter is available to stockholders on the Company’s website at http://ir.blackhawknetwork.com.

Conflicts Committee

Our conflicts committee is responsible for reviewing all of our related party transactions in which Safeway is a party with an interest adverse to our interests. Each member of the conflicts committee (a) must satisfy the audit committee independence requirements under the rules and regulations of the SEC that would be applicable to the Company, (b) must not have been an employee or director of Safeway at any time in the three years prior to his or her appointment to the conflicts committee and (c) must not have any material interest in Safeway. The current members of the conflicts committee are Mr. Mackenzie and Mr. Probst, each of whom meets the independence requirements described in the immediately preceding sentence. A copy of the conflicts committee charter is available to stockholders on the Company’s website at http://ir.blackhawknetwork.com.

Stockholder Communications with the Board of Directors

Stockholders and other interested parties may communicate with the Board at the following address:

The Board of Directors

c/o Secretary

Blackhawk Network Holdings, Inc.

6220 Stoneridge Mall Road

Pleasanton, CA 94588

Communications are distributed to the Board or to any individual director, as appropriate, depending on the facts and circumstances outlined in the communication. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any non-management director upon request.

Compensation Committee Interlocks and Insider Participation

During 2013, Messrs. Edwards, Hazen and Sarin served on our compensation committee. None of the members of our compensation committee is or has at any time been one of our officers or was during fiscal year 2013 an employee.

During our last fiscal year, Mr. Tauscher, our Chairman and Chief Executive Officer, served on the board of directors of Safeway and on the executive committee of the board of Safeway. Mr. Edwards, Safeway’s President and Chief Executive Officer, also served on the Board. Mr. Burd, who was Safeway’s Chief Executive Officer until May 14, 2013, also served on the Board. Please see “Certain Relationships and Related Party Transactions.”

There are no family relationships among any of our directors or executive officers.

Limitation of Liability and Indemnification

Our amended and restated certificate of incorporation and amended and restated bylaws, provide that we will limit the liability of, and indemnify, our directors and officers and may limit the liability of, and indemnify, our employees and agents to the fullest extent permitted by the Delaware General Corporation Law, which prohibits our amended and restated certificate of incorporation from limiting the liability of our directors for the following:

•	any breach of the director’s duty of loyalty to us or to our stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or unlawful stock repurchases or redemptions; and

•	any transaction from which the director derived an improper personal benefit.

If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. Our amended and restated certificate of incorporation does not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Delaware law. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws. Under our amended and restated bylaws, the Company also is empowered to enter into indemnification agreements with our directors, officers, employees and other agents and to purchase and maintain insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in that capacity, subject to certain exclusions and limits of the amount of coverage.

In addition to the indemnification required in our amended and restated certificate of incorporation and amended and restated bylaws, we have entered into indemnification agreements with each of our directors, officers and certain employees. These agreements provide for the indemnification of our directors, officers and certain employees for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were our agents.

PROPOSAL NO. 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the Board has engaged Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 3, 2015 and is seeking ratification of such selection by our stockholders at the Annual Meeting. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our amended and restated bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm. However, the audit committee is submitting the selection of Deloitte & Touche LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain Deloitte & Touche LLP. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

To be approved, the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm must receive a “FOR” vote from the holders of a majority in voting power of the shares of Common Stock that are present in person or represented by proxy and entitled to vote on the proposal. Abstentions and broker non-votes will be counted towards a quorum. Abstentions will have the same effect as an “AGAINST” vote for purposes of determining whether this matter has been approved. Broker non-votes will have no effect on the outcome of this proposal.

Principal Accountant Fees and Services

Fee Category	Fiscal 2013 Fees	Fiscal 2012 Fees
Audit Fees	$3,006,400	$2,535,100
Audit-Related Fees	42,000	2,000
Tax Fees	425,900	177,000
All Other Fees	0	0

Total Fees	$3,474,300	$2,714,100

Audit Fees

Audit fees represent fees billed for professional services rendered for the audit of our annual financial statements, including reviews or our quarterly financial statements, as well as audit services provided in connection with certain other regulatory filings including our 2013 filings of reports or registration statements on Form 10-K, Form 10-Q, Form S-1, Form S-8 and Form 8-K. Included in Audit Fees are $0.8 million and $1.5 million for services rendered in connection with our registration statements on Form S-1, related to our initial public offering, and Form S-8, comfort letter consents and other SEC-related work for 2013 and 2012, respectively.

Audit-Related Fees

Audit-related fees primarily include fees for certain consultations on various accounting and reporting matters.

Tax Fees

Tax fees include fees for services relating to tax compliance, tax planning and tax advice. These services include assistance regarding federal, state and international tax compliance and tax return preparation.

All Other Fees

There were no other fees of Deloitte during 2013 and 2012.

Pre-Approval Policies and Procedures

The audit committee pre-approves all audit and non-audit services provided by its independent registered public accounting firm. This policy is set forth in the charter of the audit committee and available at http://ir.blackhawknetwork.com. The audit committee approved all audit and other services provided by Deloitte for 2013 and the estimated costs of those services. Actual amounts billed, to the extent in excess of the estimated amounts, were periodically reviewed and approved by the audit committee.

The audit committee considered whether the non-audit services rendered by Deloitte were compatible with maintaining Deloitte’s independence and concluded that they were so compatible.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR

THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE FISCAL YEAR ENDING JANUARY 3, 2015.

PROPOSAL NO. 3: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Background

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules.

Summary

We are asking our stockholders to provide advisory approval of the compensation of our named executive officers (which consist of our Chief Executive Officer, Chief Financial Officer and our next three highest paid executives), as such compensation is described in the “Compensation Discussion & Analysis” section below, the tabular disclosure regarding such compensation and the accompanying narrative disclosure set forth in this Proxy Statement, beginning on page 40. Our executive compensation programs are designed to enable us to attract, motivate and retain executive talent, who are critical to our success. These programs reward corporate and individual performance and provide long-term incentive compensation that focuses our executives’ efforts on building stockholder value by aligning their interests with those of our stockholders. The following summarizes some of our 2013 business highlights and the key aspects of our executive compensation program. We urge our stockholders to review the “Compensation Discussion & Analysis” and “Summary Compensation Table” sections of this proxy statement for more information.

2013 Business Highlights

In April 2013, we completed our initial public offering (the “Offering”) for the sale of 11,500,000 shares of our Class A Common Stock at an offering price of $23.00 per share. All of these shares were sold by existing stockholders, and we remained a subsidiary of Safeway. In connection with the Offering, we amended our certificate of incorporation to provide for dual classes of common stock. Our previously existing common stock was re-designated as Class B Common Stock and currently has ten votes per share. Our newly-designated Class A Common Stock has one vote per share and trades on the NASDAQ Global Select Market under the symbol “HAWK.”

In 2013, we purchased InteliSpend Prepaid Solutions, LLC and its subsidiaries (“InteliSpend”), which broadened our distribution channels to include businesses that offer prepaid cards for their incentives and rewards programs. Our InteliSpend business unit also sells its solutions through approximately 300 channel partners that offer a full range of incentives products in the United States and Canada.

We also expanded our international presence through our 2013 acquisition of Retailo AG and its subsidiaries, a leading third-party gift card distribution network in Germany, Austria and Switzerland.

We emphasize pay-for-performance and tie a significant amount of our named executive officers’ pay to our performance. We believe that a significant portion of our executives’ compensation should be variable, at-risk and tied to performance. Our short-term incentive plan rewards annual performance based on our compensation committee’s evaluation of company and individual performance. The performance goals under our short-term incentive plan, which relate to achievement of pre-tax income and direct margin goals, are key drivers of performance in our business.

We believe that our executive compensation programs are strongly aligned with the long-term interests of our stockholders. We believe that our compensation programs strongly align our executives’ interests with those of our stockholders. We have used stock options as a key equity incentive vehicle because our executives are able to benefit from stock options only if the market price of our common stock increases relative to the option’s exercise price, which provides meaningful incentives to our executives to achieve increases in the value of our stock over time. As a result, stock options are an effective tool for meeting our compensation goal of increasing long-term stockholder value by tying the value of these awards to our future performance. In addition to linking compensation value to stockholder value, stock options generally require continued service over a multi-year period (typically four years) as a condition to vesting, which creates a strong retention incentive and helps ensure the continuity of our operations. For fiscal year 2014, we have further strengthened the alignment of executives with stockholders by granting performance-based equity awards to the named executive officers, which are earned only upon the achievement of specified financial performance goals.

We maintain strong governance standards and best practices for our compensation programs. Our compensation committee meets regularly to address compensation matters in a timely manner and consistently reviews our executive compensation program to ensure that it provides competitive pay opportunities to help attract and retain the highly-qualified and dedicated executive talent that is so important to our business. As part of its commitment to strong corporate governance and best practices, our compensation committee engaged and received advice on the compensation program from an independent, third-party compensation consultant and in 2014, we anticipate adopting stock ownership guidelines for our executives and directors to promote further alignment of interests with stockholders over the long-term. In addition, our compensation committee has adopted an insider trading policy.

Recommendation

As an advisory vote, this proposal will not bind our company. However, our compensation committee, which is responsible for the design and administration of our executive compensation practices, values the opinions of our stockholders, including those expressed through the vote on this proposal. The compensation committee will consider the outcome of this vote in making future compensation decisions for our named executive officers.

Accordingly, we are presenting the following say-on-pay resolution for vote at the 2014 Annual Meeting of Stockholders:

“RESOLVED, that the stockholders of Blackhawk Network Holdings, Inc. approve, on an advisory basis, the compensation of Blackhawk’s named executive officers as described in the Compensation Discussion & Analysis and disclosed in the Summary Compensation Table and related compensation tables and narrative disclosure as set forth in this proxy statement.”

The Board of Directors unanimously recommends that you vote “FOR” the approval, on an advisory basis, of our executive compensation program as presented in this proxy statement.

The affirmative vote of the holders of a majority in voting power of the shares of Common Stock that are present in person or by proxy and entitled to vote thereon at the Annual Meeting, provided a quorum is present, is required for approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement. Abstentions and broker non-votes will be counted towards a quorum. Abstentions will have the same effect as an “AGAINST” vote for purposes of determining whether this matter has been approved. Broker non-votes will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR

THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF

OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN

THE COMPENSATION DISCUSSION AND ANALYSIS, THE ACCOMPANYING COMPENSATION

TABLES AND THE RELATED NARRATIVE DISCLOSURE.

PROPOSAL NO. 4: ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION PROGRAM

Background

The Dodd-Frank Act also enables our stockholders to indicate how frequently they believe we should seek an advisory vote on the compensation of our named executive officers. We are seeking an advisory, non-binding determination from our stockholders as to the frequency with which stockholders would like to have an opportunity to provide an advisory approval of our executive compensation program. We are providing stockholders the option of selecting a frequency of every one, two or three years, or abstaining. For the reasons described below, we recommend that our stockholders select a frequency of three years, or a triennial vote.

•	Our executive compensation programs are designed to support long-term value creation. A triennial vote will allow stockholders to better judge our compensation programs in relation to our long-term performance.

•	A triennial vote will provide our compensation committee and our Board sufficient time to thoughtfully evaluate the results of the most recent advisory vote on executive compensation, to discuss the implications of the vote with our stockholders and to develop and implement any changes to our executive compensation programs that may be appropriate in light of the vote. Less frequent say-on-pay votes will improve the ability of institutional stockholders to exercise their voting rights in a more deliberate, thoughtful and informed way that is in the best interests of stockholders, and is less burdensome to such stockholders than a more frequent vote.

•	A triennial vote will allow for any changes to our executive compensation programs to be in place long enough for stockholders to see and evaluate the effectiveness of these changes.

•	We have in the past been, and will in the future continue to be, engaged with our stockholders on a number of topics and in a number of forums. Thus, we view the advisory vote on executive compensation as an additional, but not exclusive, opportunity for our stockholders to communicate with us regarding their views on our executive compensation programs.

Recommendation

Based on the factors discussed above, our Board recommends that future say-on-pay votes occur every three years until the next frequency vote. Stockholders are not being asked to approve or disapprove the Board’s recommendation, but rather to indicate their choice among the following say-on-pay frequency options: every one year, every two years or every three years, or to abstain from voting.

The Board of Directors unanimously recommends that you vote for every THREE YEARS as the frequency for the presentation of an advisory vote on our executive compensation programs.

The affirmative vote of the holders of a majority in voting power of the shares that are present in person or by proxy and entitled to vote thereon at the Annual Meeting, provided a quorum is present, is required for the approval of the vote regarding the frequency of an advisory vote on the compensation of our named executive officers. Abstentions and broker non-votes will be counted towards a quorum. Abstentions will have the same effect as an “AGAINST” vote for purposes of determining whether this matter has been approved. Broker non-votes will have no effect on the outcome of this proposal. With respect to this proposal, if none of the frequency alternatives (one year, two years or three years) receives a majority vote, we will consider the frequency that receives the highest number of votes by stockholders to be the frequency that has been selected by our stockholders.

This vote is advisory, and therefore not binding on our company, our compensation committee or our Board. Although the vote is non-binding, our Board values the opinions of our stockholders and will take into account the outcome of the vote when considering how frequently we should conduct a say-on-pay vote going forward. However, because this vote is advisory and not binding on our company or our Board, our Board may decide that it is in our company’s and our stockholders’ best interests to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR

THE OPTION OF “THREE YEARS” FOR FUTURE ADVISORY VOTES

TO APPROVE EXECUTIVE COMPENSATION PROGRAM.

PROPOSAL NO. 5: APPROVAL OF THE 2013 EQUITY INCENTIVE AWARD PLAN

Introduction

We are asking our stockholders to approve the Blackhawk Network Holdings, Inc. 2013 Equity Incentive Award Plan (the “2013 Plan”), to satisfy the stockholder approval requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”). A copy of the 2013 Plan is attached hereto as Appendix A.

In general, Section 162(m) places a limit on the deductibility for federal income tax purposes of the compensation paid to our Chief Executive Officer or any of our three other most highly compensated executive officers (other than our Chief Financial Officer) (“covered employees”). Under Section 162(m), compensation paid to such persons in excess of $1 million in a taxable year generally is not deductible. However, compensation that qualifies as “performance-based” under Section 162(m) does not count against the $1 million deduction limitation. One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by our public stockholders. For purposes of Section 162(m), the material terms include (a) the employees eligible to receive compensation, (b) a description of the business criteria on which the performance goals may be based and (c) the maximum amount of compensation that can be paid to an employee under the performance goals. Each of these aspects of the 2013 Plan is discussed below, and stockholder approval of this Proposal 5 will be deemed to constitute approval of the material terms of the performance goals under the 2013 Plan for purposes of the stockholder approval requirements of Section 162(m).

Stockholder approval of the material terms of the performance goals under the 2013 Plan is only one of several requirements under Section 162(m) that must be satisfied for amounts paid under the 2013 Plan to qualify for the “performance-based” compensation exemption under Section 162(m), and submission of the material terms of the 2013 Plan’s performance goals for stockholder approval should not be viewed as a guarantee that we will be able to deduct any or all compensation under the 2013 Plan. Nothing in this proposal precludes us or our compensation committee from making any payment or granting awards that are not intended to qualify for tax deductibility under Section 162(m).

If our stockholders do not approve the 2013 Plan pursuant to this Proposal 5, we will not make any further grants under the 2013 Plan to Section 162(m) covered employees or pay any compensation under the 2013 Plan to Section 162(m) covered employees (other than pursuant to awards granted prior to the date of our Annual Meeting). The 2013 Plan will, however, remain in effect with respect to individuals other than covered employees and we may continue to grant performance-vesting and other equity awards under the 2013 Plan to such individuals, subject to the terms and conditions of the 2013 Plan. In addition, all previously granted awards will continue to be subject to the 2013 Plan.

As of March 28, 2014, the number of shares remaining available for issuance pursuant to awards granted under the 2013 Plan was approximately 1,945,000 and the closing sale price of our common stock on that date was $25.63.

Highlights of 2013 Plan

The 2013 Plan authorizes the compensation committee of our Board (or, if our Board determines, another committee of our Board) to provide equity-based compensation for the purpose of providing the Company’s directors, officers, employees and consultants equity compensation, incentives and rewards for superior performance. Some of the key features of the 2013 Plan that reflect our commitment to effective management of incentive compensation are as follows:

•	No Repricing or Replacement of Options or Stock Appreciation Rights. The 2013 Plan prohibits, without stockholder approval: (i) the amendment of options or stock appreciation rights to reduce the exercise price and (ii) the replacement of an option or stock appreciation right with cash or any other award when the price per share of the option or stock appreciation right exceeds the fair market value of underlying shares.

•	No In-the-Money Option or Stock Appreciation Right Grants. The 2013 Plan prohibits the grant of options or stock appreciation rights with an exercise or base price less than the fair market value of our common stock, generally the closing price of our common stock, on the date of grant.

•	No “Liberal Share-Counting”. The following shares are not be added back to the 2013 Plan’s share limit: (i) shares tendered or withheld to cover any exercise price or tax withholding; (ii) shares subject to stock appreciation rights that are not issued when the stock appreciation right is stock-settled; (iii) shares purchased on the open market with cash proceeds from the exercise of an option.

•	Section 162(m) Qualification. The 2013 Plan is designed to allow awards under the 2013 Plan, including incentive bonuses, to qualify as performance-based compensation under Section 162(m) of the Code.

Material Terms of the 2013 Plan

The material terms of the 2013 Plan are summarized below. This description is qualified in its entirety by reference to the 2013 Plan attached hereto as Appendix A.

Eligibility and Administration. Awards under the 2013 Plan may be granted to individuals who are then our officers, employees or consultants or are the officers, employees or consultants of certain of our affiliates. Such awards also may be granted to our directors. Only employees of our company or certain of our subsidiaries may be granted incentive stock options, or ISOs. Currently, there are approximately 1,350 employees, 6 non-employee directors and 0 consultants eligible to participate in the 2013 Plan.

The 2013 Plan is administered by our board of directors with respect to awards to non-employee directors and by our compensation committee with respect to other participants, each of which may delegate its duties and responsibilities to committees of our directors and/or officers, subject to certain limitations that may be imposed under Section 162(m), Section 16 of the Exchange Act and/or stock exchange rules, as applicable. We refer to the body that administers the 2013 Plan as the “administrator.” The 2013 Plan provides that the administrator may delegate its authority to grant or amend awards to employees other than executive officers and certain senior executives of the company to a committee consisting of one or more members of our board of directors or one or more of our officers, other than awards made to our non-employee directors, which must be approved by our full board of directors. Our board of directors may at any time remove the compensation committee as the administrator and revest in itself the authority to administer the 2013 Plan.

Subject to the terms and conditions of the 2013 Plan, the administrator has the authority to select the persons to whom awards are to be made, to determine the number of shares to be subject to awards and to determine the terms and conditions of awards, and to make all other determinations and to take all other actions necessary or advisable for the administration of the 2013 Plan. The administrator is also authorized to establish, adopt or revise rules relating to administration of the 2013 Plan.

Limitation on Awards and Shares Available. Under the 2013 Plan, 3,000,000 shares of our Class A Common Stock were initially reserved for issuance pursuant to a variety of stock-based compensation awards, including stock options, stock appreciation rights, (“SARs”), restricted stock awards, restricted stock unit awards, deferred stock awards, dividend equivalent awards, stock payment awards, performance awards, performance share awards and other incentive awards, plus the number of shares remaining available for future awards under our Second Amended and Restated 2006 Restricted Stock and Restricted Stock Unit Plan (the “2006 Plan”) and our Amended and Restated 2007 Stock Option and Stock Appreciation Right Plan (the “2007 Plan”) as of the completion of our initial public offering in April 2013. The number of shares reserved for issuance or transfer pursuant to awards under the 2013 Plan will be increased by the number of shares represented by awards outstanding under our 2006 Plan or 2007 Plan that are terminated, expire or lapse on or after the effective date and are not issued under the 2006 Plan or 2007 Plan; any such shares will be added to the 2013 Plan’s share limit as Class A Common Stock.

The following counting provisions will be in effect for the share reserve under the 2013 Plan:

•	to the extent that an award is forfeited or expires or an award is settled in cash without the delivery of shares, any shares subject to the award at such time will be available for future grants under the 2013 Plan;

•	to the extent shares are tendered or withheld to satisfy the exercise price or tax withholding obligation with respect to any award under the 2013 Plan, such tendered or withheld shares will not be available for future grants under the 2013 Plan;

•	to the extent that shares of our Class A Common Stock are repurchased by us prior to vesting so that shares are returned to us, such shares will be available for future grants under the 2013 Plan;

•	shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the SAR on its exercise will not be available for future grants under the 2013 Plan;

•	shares purchased on the open market with the cash proceeds from the exercise of options will not be available for future grants under the 2013 Plan;

•	the payment of dividend equivalents in cash in conjunction with any outstanding awards will not be counted against the shares available for issuance under the 2013 Plan;

•	awards granted under the 2013 Plan pursuant to a qualifying equity plan maintained by an entity with which we enter into a merger or similar corporate transaction will not reduce the shares available for grant under the 2013 Plan; and

•	to the extent permitted by applicable law or any exchange rule, shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by us or any affiliate will not be counted against the shares available for issuance under the 2013 Plan.

In addition, the maximum number of shares of our common stock that may be subject to one or more awards granted to any one participant pursuant to the 2013 Plan during any calendar year is 1,000,000 and the maximum amount that may be paid under a cash award pursuant to the 2013 Plan to any one participant during any calendar year is $2,000,000.

Awards. The 2013 Plan provides that the administrator may grant or issue stock options, SARs, restricted stock, restricted stock units, deferred stock, dividend equivalents, performance awards, performance share awards, stock payments and other incentive awards, or any combination thereof. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

•	Nonstatutory Stock Options, or NSOs, will provide for the right to purchase shares of our Class A Common Stock at a specified price which may not be less than fair market value on the date of grant (except with respect to substitute awards), and usually will become exercisable (at the discretion of the administrator) in one or more installments after the grant date, subject to the participant’s continued employment or service with us and/or subject to the satisfaction of corporate performance targets and individual performance targets established by the administrator. NSOs may be granted for any term specified by the administrator that does not exceed ten years.

•

Incentive Stock Options, or ISOs, will be designed in a manner intended to comply with the provisions of Section 422 of the Code and will be subject to specified restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price of not less than the fair market value of a share of common stock on the date of grant (except with respect to substitute awards), may only be granted to employees, and must not be exercisable after a period of ten years measured from the date of grant. In the case of an ISO granted to certain significant stockholders, the 2013 Plan provides that the exercise price must be at least 110% of the fair market value of a share of common stock on the date of grant and the ISO must not be exercisable after a period of five years measured from the date of grant.

•	Restricted Stock may be granted to any eligible individual and made subject to such restrictions as may be determined by the administrator. Restricted stock typically may be forfeited for no consideration or repurchased by us at the original purchase price if the conditions or restrictions on vesting are not met. In general, restricted stock may not be sold or otherwise transferred until restrictions are removed or expire. Purchasers of restricted stock, unlike recipients of options, generally will have voting rights and will have the right to receive dividends, if any, prior to the time when the restrictions lapse; however, extraordinary dividends generally will not be released until restrictions are removed or expire.

•	Restricted Stock Units may be awarded to any eligible individual, typically without payment of consideration, but subject to vesting conditions based on continued employment or service or on performance criteria established by the administrator. Like restricted stock, restricted stock units may not be sold, or otherwise transferred or hypothecated, until vesting conditions are removed or expire. Unlike restricted stock, stock underlying restricted stock units will not be issued until the restricted stock units have vested, and recipients of restricted stock units generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.

•	Deferred Stock Awards represent the right to receive shares of our Class A Common Stock on a future date. Deferred stock may not be sold or otherwise hypothecated or transferred until issued. Deferred stock will not be issued until the deferred stock award has vested, and recipients of deferred stock generally will have no voting or dividend rights prior to the time when the vesting conditions are satisfied and the shares are issued. Deferred stock awards generally will be forfeited, and the underlying shares of deferred stock will not be issued, if the applicable vesting conditions and other restrictions are not met.

•	Stock Appreciation Rights may be granted in connection with stock options or other awards, or separately. SARs granted in connection with stock options or other awards typically will provide for payments to the holder based upon increases in the price of our common stock over a set exercise price. Except with respect to substitute awards, the exercise price of any SAR granted under the 2013 Plan must be at least 100% of the fair market value of a share of our Class A Common Stock on the date of grant. SARs under the 2013 Plan will be settled in cash or shares of our Class A Common Stock, or in a combination of both, at the election of the administrator.

•	Dividend Equivalents represent the value of the dividends, if any, per share paid by us, calculated with reference to the number of shares covered by the award. Dividend equivalents may be settled in cash or shares and at such times as determined by the compensation committee or board of directors, as applicable.

•	Stock Payments may be authorized by the administrator in the form of Class A Common Stock or an option or other right to purchase Class A Common Stock as part of a deferred compensation or other arrangement in lieu of all or any part of compensation, including bonuses, that would otherwise be payable in cash to the employee, consultant or non-employee director.

•	Performance Shares are contractual rights to receive a range of shares of our Class A common stock, or a number of shares of our Class A common stock in cash, in the future based on the attainment of specified performance goals, in addition to other conditions that may apply to these awards.

•	Other Incentive Awards are awards other than those enumerated in this summary that are denominated in, linked to or derived from shares of our Class A Common Stock or value metrics related to our shares of Class A common stock, and may remain forfeitable unless and until specified conditions are met.

Performance Awards. Performance awards include any of the awards that are granted subject to vesting and/or payment based on the attainment of specified performance goals. The administrator will determine whether performance awards are intended to constitute “qualified performance-based compensation,” or QPBC, within the meaning of Section 162(m), in which case the applicable performance criteria will be selected from the list below in accordance with the requirements of Section 162(m).

Section 162(m) imposes a $1,000,000 cap on the compensation deduction that we may take in respect of compensation paid to our “covered employees” (which should include our Chief Executive Officer and our next three most highly compensated employees other than our Chief Financial Officer), but excludes from the calculation of amounts subject to this limitation any amounts that constitute QPBC. However, QPBC performance criteria may be used with respect to performance awards that are not intended to constitute QPBC.

In order to constitute QPBC under Section 162(m), in addition to certain other requirements, the relevant amounts must be payable only upon the attainment of pre-established, objective performance goals set by our compensation committee and linked to stockholder-approved performance criteria. For purposes of the 2013 Plan, one or more of the following performance criteria will be used in setting performance goals applicable to QPBC and may be used in setting performance goals applicable to other performance awards: (i) net earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation, (D) amortization and (E) non-cash equity-based compensation expense); (ii) gross or net sales or revenue; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit; (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital; (ix) return on stockholders’ equity; (x) total stockholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) costs; (xiv) funds from operations; (xv) expenses; (xvi) working capital; (xvii) earnings per share; (xviii) adjusted earnings per share; (xix) price per share; (xx) regulatory body approval for commercialization of a product; (xxi) implementation or completion of critical projects; (xxii) market share; (xxiii) economic value; (xxiv) debt levels or reduction; (xxv) customer retention; (xxvi) sales-related goals; (xxvii) comparisons with other stock market indices; (xxviii) operating efficiency; (xxix) customer satisfaction and/or growth; (xxx) employee satisfaction; (xxxi) research and development achievements; (xxxii) financing and other capital raising transactions; (xxxiii) recruiting and maintaining personnel; and (xxxiv) year-end cash, any of which may be measured either in absolute terms for us or any operating unit of our company or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

The 2013 Plan also permits the administrator to provide for objectively determinable adjustments to the applicable performance criteria in setting performance goals for QPBC awards. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the performance period; (vii) items related to the sale or disposition of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the performance period; (x) any other items of significant income or expense that are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xix) items relating to any other unusual or nonrecurring events or changes in applicable law, accounting principles or business conditions.

Certain Transactions. In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization, distribution of our assets to stockholders (other than normal cash dividends) or any other corporate event affecting the number of outstanding shares of our Class A Common Stock or the share price of our common stock that would require adjustments to the 2013 Plan or any awards under the 2013 Plan in order to prevent the dilution or enlargement of the potential benefits intended to be made available thereunder, the administrator will make equitable adjustments to:

•	the aggregate number and type of shares subject to the 2013 Plan;

•	the number and kind of shares subject to outstanding awards and terms and conditions of outstanding awards (including, without limitation, any applicable performance targets or criteria with respect to such awards); and

•	the grant or exercise price per share of any outstanding awards under the 2013 Plan.

In the event of a change in control where the acquirer does not assume or substitute awards granted, immediately prior to the completion of such transaction, awards issued under the 2013 Plan will be subject to accelerated vesting such that 100% of such awards will become vested and exercisable or payable, as applicable. In addition, the administrator will also have complete discretion to structure one or more awards under the 2013 Plan to provide that such awards will become vested and exercisable or payable on an accelerated basis. The administrator may also make appropriate adjustments to awards under the 2013 Plan and is authorized to provide for the acceleration, cash-out, termination, assumption, substitution or conversion of such awards in the event of a change in control or certain other unusual or nonrecurring events or transactions.

Foreign Participants, Transferability and Participant Payments. The administrator may modify award terms, establish subplans and/or adjust other terms and conditions of awards, subject to the share limits and the individual award limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States. All awards will be subject to the provisions of any claw-back policy implemented by our company to the extent set forth in such claw-back policy and/or in the applicable award agreement. With limited exceptions for estate planning, domestic relations orders, certain beneficiary designations and the laws of descent and distribution, awards under the 2013 Plan are generally non-transferable prior to vesting and are exercisable only by the participant. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the 2013 Plan, the administrator may, in its discretion, accept cash or check, shares of our common stock that meet specified conditions, a “market sell order” or such other consideration as it deems suitable.

Plan Amendment and Termination. Our board or the compensation committee (with board approval) may terminate, amend or modify the 2013 Plan at any time and from time to time. However, we must generally obtain stockholder approval:

•	to increase the number of shares available under the 2013 Plan (other than in connection with certain corporate events, as described above); or

•	to “reprice” any stock option or SAR, or cancel any stock option or SAR in exchange for cash or another award when the option or SAR price per share exceeds the fair market value of the underlying share.

Our board may terminate the 2013 Plan at any time. No incentive stock options may be granted pursuant to the 2013 Plan after the tenth anniversary of the effective date of the 2013 Plan. Any award that is outstanding on the termination date of the 2013 Plan will remain in force according to the terms of the 2013 Plan and the applicable award agreement.

New Plan Benefits

Except with respect to grants of restricted shares that will be awarded to non-employee directors serving on our board of directors on the date of this Annual Meeting, which are shown in the table below, the number of awards that our named executive officers, directors, other executive officers and other employees may receive under the 2013 Plan will be determined in the discretion of our compensation committee in the future, and our compensation committee has not made any determination to make future grants to any persons under the 2013 Plan as of the date of this Proxy Statement. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the 2013 Plan or the benefits that would have been received by such participants if the 2013 Plan had been in effect in the year ended December 28, 2013.

Name and Position	Dollar Value of Restricted Shares ($)	Grants of Restricted Shares (#)
William Y. Tauscher, Chairman and Chief Executive Officer	0	0
Talbott Roche, President	0	0
Jerry Ulrich, Chief Financial Officer and Chief Administrative Officer	0	0
David C. Tate, Senior Vice President, Products and Marketing	0	0
David E. Durant, Secretary and General Counsel	0	0
Executive Group	0	0
Non-Executive Director Group (1)	500,625	22,500
Non-Executive Officer Employee Group	0	0

(1)	Pursuant to our director compensation program, each non-employee director serving on our board of directors (i.e., excluding Messrs. Tauscher and Edwards) will receive an annual award of 3,750 restricted shares, that will vest in full on the earlier to occur of the one year anniversary of the grant date and the date of the annual meeting of our stockholders immediately following the grant date, subject to continued service through the applicable vesting date.

Awards to Certain Persons Granted as of March 28, 2014

The table below sets forth summary information concerning the number of shares of our common stock subject to stock options, restricted stock units, restricted stock awards, and performance share awards granted to certain persons under the 2013 Plan as of March 28, 2014. Stock options granted under the 2013 Plan to employees typically have a maximum term of seven years. The exercise price of all such stock options may not be less than 100% of the fair market value of the underlying share on the date of grant. Certain awards set forth in this table for the named executive officers were granted in 2013 and therefore also are included in the Summary Compensation Table and in the Grants of Plan-Based Awards Table set forth in this Proxy Statement and are not additional awards. Certain awards set forth in this table for the non-employee directors were granted in 2013 and therefore also are included in the Director Compensation Table set forth in this Proxy Statement and are not additional awards.

Name and Position	Stock Option Grants (#)	Weighted Average Exercise Price ($)	Restricted Stock Awards (#)	RSUs (#)	Performance Share Awards (Target #)
William Y. Tauscher, Chief Executive Officer and Chairman of the Board	115,500	$26.73	0	35,050	35,050
Talbott Roche, President	69,100	$26.73	0	21,000	21,000
Jerry Ulrich, Chief Financial Officer and Chief Administrative Officer	34,400	$26.73	0	10,450	10,450
David C. Tate, Senior Vice President, Products and Marketing	27,500	$26.73	15,000	7,950	7,950
David E. Durant, Secretary and General Counsel	21,300	$26.73	0	6,500	6,500
All current executive officers as a group (5 persons)	267,850	$26.73	15,000	80,950	80,950
All current non-employee directors as a group (7 persons)	0	$0.00	22,500	0	0
Douglas J. Mackenzie	0	$0.00	3,750	0	0
Lawrence F. Probst III	0	$0.00	3,750	0	0
Each associate of any such directors, executive officers or nominees	0	$0.00	0	0	0
Each other person who received or is to receive 5 percent of such options or rights	0	$0.00	0	0	0
All employees, including all current officers who are not executive officers, as a group	287,661	$27.29	122,110	779,110	113,550

Material U.S. Federal Income Tax Consequences

The following is a general summary under current law of the principal United States federal income tax consequences related to awards under the 2013 Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

Non-Qualified Stock Options. If an optionee is granted a non-qualified stock option under the 2013 Plan, the optionee should not have taxable income on the grant of the option. Generally, the optionee should recognize ordinary income at the time of exercise in an amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price paid for the shares. The optionee’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the optionee exercises such option. Any subsequent gain or loss will be taxable as a long-term or short-term capital gain or loss, depending on the duration for which the shares are held. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.

Incentive Stock Options. A participant receiving ISOs should not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant should not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares of our common stock received over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of the ISO grant and one year from the date of exercise and otherwise satisfies the ISO requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the ISO will be treated as one that does not meet the requirements of the Code for ISOs and the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price, but not more than the excess of the fair market value of the shares on the date the ISO is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss. We are not entitled to a tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.

Other Awards. The current federal income tax consequences of other awards authorized under the 2013 Plan generally follow certain basic patterns: stock appreciation rights (SARs) are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); restricted stock units, stock-based performance awards and other types of awards are generally subject to income tax at the time of share delivery or other payment based on the fair market value of the share or other payment delivered on that date. Compensation that is effectively deferred will generally be subject to income taxation when paid, but will typically be subject to employment taxes in any earlier year in which vesting occurs. In each of the foregoing cases, we will generally have a corresponding deduction at the time the participant recognizes income, subject to the limitations imposed by Section 162(m) with respect to covered employees.

Section 162(m) of the Code

Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1,000,000. It is possible that compensation attributable to awards under the 2013 Plan, whether alone or combined with other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year.

The Section 162(m) deduction limitation does not apply to “qualified performance-based compensation.” In order to qualify for the exemption for qualified performance-based compensation, Section 162(m) requires that: (i) the compensation be paid solely upon account of the attainment of one or more pre-established objective performance goals, (ii) the performance goals must be established by a compensation committee comprised of two or more “outside directors”, (iii) the material terms of the performance goals under which the compensation is to be paid must be disclosed to and approved by the stockholders and (iv) a compensation committee of “outside directors” must certify that the performance goals have indeed been met prior to payment.

Section 162(m) contains a special rule for stock options and SARs which provides that stock options and SARs will satisfy the “qualified performance-based compensation” exemption if (i) the awards are made by a qualifying compensation committee, (ii) the plan sets the maximum number of shares that can be granted to any person within a specified period, and (iii) the compensation is based solely on an increase in the stock price after the grant date.

The 2013 Plan has been designed to permit the compensation committee to grant stock options and other awards that will qualify as “qualified performance-based compensation.” If the 2013 Plan is approved by our stockholders, the compensation committee may, but is not obligated to, grant awards under the 2013 Plan that constitute qualified performance based compensation under Section 162(m). If stockholders do not approve the proposal in this Proposal No. 5, we will not make any further grants under the 2013 Plan to Section 162(m) covered employees or pay any compensation under the 2013 Plan to Section 162(m) covered employees (other than pursuant to awards granted prior to the date of our Annual Meeting).

Section 409A of the Code

Certain types of awards under the 2013 Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are satisfied, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties and additional state taxes). To the extent applicable, the 2013 Plan and awards granted under the 2013 Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the plan administrator, the 2013 Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.

Recommendation

The Board of Directors unanimously recommends that you vote “FOR” the approval of our 2013 Equity Incentive Award Plan.

The affirmative vote of the holders of a majority in voting power of the shares that are present in person or by proxy and entitled to vote thereon at the Annual Meeting, provided a quorum is present, is required for the approval of the equity incentive plan proposal. Abstentions and broker non-votes will be counted towards a quorum. Abstentions will have the same effect as an “AGAINST” vote for purposes of determining whether this matter has been approved. Broker non-votes will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR

THE APPROVAL OF THE 2013 EQUITY INCENTIVE AWARD PLAN.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our outstanding Common Stock as of March 28, 2014 by (i) each person or group of affiliated persons known to us to be the beneficial owner of more than 5% of our Common Stock, (ii) each named executive officer and each director and (iii) all of our executive officers and directors as a group. Unless otherwise indicated in the table below, the address of each beneficial owner listed in the table is c/o Blackhawk Network Holdings, Inc., 6220 Stoneridge Mall Road, Pleasanton, California 94588.

	Class A Common Stock		Class B Common Stock
	Number of Shares Beneficially Owned (1)	% of Class A Common Stock (1)	Number of Shares Beneficially Owned (1)(2)	% of Class B Common Stock (1)	% of Total Voting Power
5% Stockholders:
Safeway Inc. (3)	10,592	*	37,838,709	94.46%	91.59%
5918 Stoneridge Mall Rd.
Pleasanton, CA 94588
Columbia Wanger Asset Management, LLC (4)	2,181,500	17.41%	0		*
227 West Monroe Street, Suite 3000
Chicago, IL 60606
Lazard Asset Management LLC (5)	1,115,109	8.90%	0		*
30 Rockefeller Plaza
New York, New York 10112
First Investors Management Company, Inc. (6)	963,475	7.69%	0		*
40 Wall Street, 10th Floor
New York, NY 10005
Capital World Investors (7)	921,500	7.35%	0		*
333 South Hope Street
Los Angeles, CA 90071
Named Executive Officers and Directors:
William Y. Tauscher (8).	0		615,625	1.51%	1.49%
Talbott Roche (9)	1,000	*	220,737	*	*
Jerry N. Ulrich (10)	0	*	162,000	*	*
David C. Tate (11)	15,000	*	12,746	*	*
David E. Durant (12)	1,000	*	25,344	*	*
Steven A. Burd (13)	3,750	*	250,000	*	*
Robert L. Edwards (14)	10,592	*	37,922,209	94.66%	91.80%
Mohan Gyani (15)	3,750	*	50,000	*	*
Paul Hazen (16)	3,750	*	50,000	*	*
Douglas J. Mackenzie (17)	3,750	*	50,000	*	*
Lawrence F. Probst III (18)	3,750	*	50,000	*	*
Arun Sarin (19)	3,750	*	40,000	*	*
All Executive Officers and Directors as a Group (13 persons) (20)	50,092	*	39,463,286	95.85%	95.54%

*	Represents beneficial ownership of less than 1%.
(1)

We have determined beneficial ownership in accordance with the rules of the SEC. In computing the number of shares of Class A Common Stock or Class B Common Stock beneficially owned by a person, entity or group and the corresponding voting percentage ownership of that person, entity or group, shares of Common Stock underlying options and warrants that are held by that person, entity or group and that are currently exercisable or exercisable within 60 days of March 28, 2014 are considered to be outstanding. We did not deem these shares to be outstanding, however, for the purpose of computing the percentage ownership of any other person, entity or group. Except as indicated below, we believe, based on the information furnished to us, that the persons and entities named in this table have sole voting and investment power with respect to all shares of Common Stock that they beneficially own, subject to applicable community property laws where applicable.
(2)	Beneficial ownership as reported in the table excludes shares of Common Stock that may be issued upon the exercise of stock appreciation rights (“SARs”) that are exercisable within 60 days of November 2, 2013. The number of shares that will be received upon exercise of such SARs is not currently determinable and therefore is not included in the table above because each SAR gives the holder the right to receive the excess of the market price of one share of stock at the exercise date over the exercise price, which is not determinable until the date of exercise.
(3)	Based upon a Schedule 13G filed with the SEC on February 12, 2014 by Safeway Inc. (“Safeway”). Safeway reports having sole voting power over 10,592 shares of Class A Common Stock and 37,838,709 shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock and sole dispositive power over 10,592 shares of Class A Common Stock and 37,838,709 shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock.
(4)	Based upon a Schedule 13G/A filed with the SEC on February 6, 2014 by Columbia Wanger Asset Management, LLC (“CWAM”), a registered investment adviser, and Columbia Acorn Fund, a registered investment company. These securities are owned by various investors, including Columbia Acorn Fund, which owns 900,000 shares of Class A Common Stock, representing 7.7% of the shares of Class A Common Stock outstanding. As the investment adviser of Columbia Acorn Fund and various other investment companies and managed accounts, CWAM may be deemed to beneficially own the shares. CWAM reports having sole voting power over 1,950,500 shares of Class A Common Stock and sole dispositive power over 2,181,500 shares of Class A Common Stock; however, CWAM disclaims beneficial ownership of any such shares.
(5)	Based upon a Schedule 13G filed with the SEC on February 14, 2014 by Lazard Asset Management LLC (“Lazard”). Lazard reports having sole voting power over 726,374 shares of Class A Common Stock and sole dispositive power over 1,115,109 shares of Class A Common Stock.
(6)	Based upon a Schedule 13G filed with the SEC on February 12, 2014 by First Investors Management Company, Inc. (“First Management”). First Management reports having sole voting power and sole dispositive power over 963,475 shares of Class A Common Stock.
(7)	Based upon a Schedule 13G filed with the SEC on February 13, 2014 by Capital World Investors, a division of Capital Research and Management Company (“CRMC”). CRMC reports having sole voting power and sole dispositive power over 921,500 shares of Class A Common Stock.
(8)	Consists of 615,625 shares of Class B Common Stock that may be acquired pursuant to the exercise of stock options within 60 days of March 28, 2014.
(9)	Consists of (i) 1,000 shares of Class A Common Stock held by Talbott Roche, (ii) 95,787 shares of Class B Common Stock held by Talbott Roche, (iii) 6,000 shares of restricted Class B Common Stock that are currently unvested and subject to the Company’s repurchase option and (iv) 118,950 shares of Class B Common Stock that may be acquired pursuant to the exercise of stock options within 60 days of March 28, 2014.
(10)	Consists of (i) 45,525 shares of Class B Common Stock held by The Ulrich Family Trust Dated November 1, 1996 as Amended and Restated in 2011, (ii) 30,725 shares of Class B Common Stock held by Jerry Ulrich, (iii) 6,000 shares of restricted Class B Common Stock that are currently unvested and subject to the Company’s repurchase option and (iv) 79,750 shares of Class B Common Stock that may be acquired pursuant to the exercise of stock options within 60 days of March 28, 2014.
(11)	Consists of (i) 2,371 shares of Class B Common Stock held by David C. Tate, (ii) 2,500 restricted Class B Common Stock that are currently unvested and subject to the Company’s repurchase option, (iv) 15,000 shares of Class A Common Stock that are currently unvested and subject to the Company’s repurchase option, and (iv) 7,875 shares of Class B Common Stock that may be acquired pursuant to the exercise of stock options within 60 days of March 28, 2014.
(12)

Consists of (i) 1,000 shares of Class A Common Stock held by David E. Durant, (ii) 4,419 shares of Class B Common Stock held by David E. Durant, (iii) 1,000 shares of restricted Class B Common Stock that are currently unvested and subject to the Company’s repurchase option and (iv) 19,925 shares of Class B Common Stock that may be acquired pursuant to the exercise of stock options within 60 days of March 28, 2014.
(13)	Consists of (i) 3,750 shares of restricted Class A Common Stock that are currently unvested and subject to the Company’s repurchase option , (ii) 50,000 shares of Class B Common Stock held by Steven A. Burd, (iii) 100,000 shares of Class B Common Stock held by the Christopher Dell Burd 1995 Trust and (iv) 100,000 shares of Class B Common Stock held by the Jason Carl Burd 1995 Trust
(14)	Consists of (i) 83,500 shares of Class B Common Stock held by Mr. Edwards, (ii) 10,592 shares of Class A Common Stock held by Safeway Inc. and (iii) 37,838,709 shares of Class B Common Stock held by Safeway Inc. Mr. Edwards is the President, Chief Executive Officer and a member of the board of directors of Safeway and may be deemed to be the beneficial owner of the shares of Class A Common Stock and Class B Common Stock held by Safeway. Mr. Edwards disclaims beneficial ownership of the Class A Common Stock and Class B Common Stock held by Safeway, except to the extent of his pecuniary interest therein.
(15)	Consists of (i) 3,750 shares of restricted Class A Common Stock that are currently unvested and subject to the Company’s repurchase option and (ii) 50,000 shares of Class B Common Stock that may be acquired pursuant to the exercise of stock options within 60 days of March 28, 2014.
(16)	Consists of (i) 3,750 shares of restricted Class A Common Stock that are currently unvested and subject to the Company’s repurchase option and (ii) 50,000 shares of Class B Common Stock that may be acquired pursuant to the exercise of stock options within 60 days of March 28, 2014.
(17)	Consists of (i) 3,750 shares of restricted Class A Common Stock that are currently unvested and subject to the Company’s repurchase option and (ii) 50,000 shares of Class B Common Stock that may be acquired pursuant to the exercise of stock options within 60 days of March 28, 2014.
(18)	Consists of (i) 3,750 shares of restricted Class A Common Stock that are currently unvested and subject to the Company’s repurchase option and (ii) 50,000 shares of Class B Common Stock that may be acquired pursuant to the exercise of stock options within 60 days of March 28, 2014.
(19)	Consists of (i) 3,750 shares of restricted Class A Common Stock that are currently unvested and subject to the Company’s repurchase option and (ii) 40,000 shares of Class B Common Stock that may be acquired pursuant to the exercise of stock options within 60 days of March 28, 2014.
(20)	Includes shares of Class B Common Stock that may be acquired pursuant to the exercise of stock options within 60 days of March 28, 2014.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 28, 2013, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with the exceptions noted below.

•	A Form 4 filed by Talbott Roche, our President to report the purchase of 1,000 shares of Class A Common Stock in the Company’s Reserved Share Program in connection with our initial public offering was inadvertently overlooked and was filed late;

•	A Form 4 filed by David Durant, our Group Vice President, Secretary and General Counsel to report the purchase of 1,000 shares of Class A Common Stock in the Company’s Reserved Share Program in connection with our initial public offering was inadvertently overlooked and was filed late;

•	A Form 4 filed by Daniel Dmochowski, our former President, International to report the purchase of 1,000 shares of Class A Common Stock in the Company’s Reserved Share Program in connection with our initial public offering was inadvertently overlooked and was filed late; and

•	A Form 4 filed by Safeway was inadvertently overlooked and was filed late due to a clerical oversight.

COMPENSATION OF DIRECTORS

Director Compensation

In connection with our initial public offering, the Board approved a compensation plan, which we refer to as the Non-Employee Director Program for our non-employee directors who are not employed by our Company or by our parent, Safeway Inc., whom we refer to as eligible directors. The Non-Employee Director Program, which governed 2013 post-initial public offering compensation for our eligible directors, consists of annual retainer fees and long-term equity awards. Under the Non-Employee Director Program eligible directors are entitled to receive a combination of cash and equity-based compensation, as described below.

Annual Retainer

Effective upon our initial public offering, each eligible director is entitled to receive an annual cash retainer of $50,000. In addition the committee chairpersons receive the following annual cash retainers (as applicable):

•	Audit committee chair: $15,000

•	Compensation committee chair: $10,000

•	Nominating and corporate governance committee chair: $5,000

In addition, each chair and non-chair committee member receives the following annual cash retainers (as applicable):

•	Audit committee member: $10,000

•	Compensation committee member: $7,500

•	Nominating and corporate governance committee member: $7,500

All annual retainers are paid in cash in arrears following the end of the applicable calendar quarter.

Equity Compensation

Under the Non-Employee Director Program, each eligible director serving on the board on the date of each annual stockholder meeting will receive an award of 3,750 restricted shares, which will vest in full on the earlier to occur of the one-year anniversary of the grant date and the date of the annual meeting of our stockholders immediately following the grant date, subject to continued service through the applicable vesting date.

In December 2013, our Board granted each non-employee director an award of 3,750 restricted shares to compensate them for their services since our initial public offering in 2013. These awards will vest in full on May 21, 2014.

In the table below, we have set forth information regarding the compensation of our eligible directors for the fiscal year ended December 28, 2013.

Name of Director (1)	Fees Earned or Paid in Cash	Stock Awards (2)	Total
Steven A. Burd	$46,875.00	$83,437.50	$130,312.50
Mohan Gyani	$61,875.00	$83,437.50	$145,312.50
Paul Hazen	$43,125.00	$83,437.50	$126,562.50
Douglas J. Mackenzie	$43,125.00	$83,437.50	$126,562.50
Lawrence F. Probst III	$45,000.00	$83,437.50	$128,437.50
Arun Sarin	$43,125.00	$83,437.50	$126,562.50

(1)

Mr. Tauscher, our Chief Executive Officer, is not included in this table as he is an employee of the company and does not receive compensation for his services as a director. All compensation paid to Mr. Tauscher in

2013 for services he provided to us is reflected in the Summary Compensation Table. Mr. Edwards is employed by our parent company, Safeway Inc., and therefore did not receive any compensation from us in 2013 under the Non-Employee Director Program, or otherwise.
(2)	On December 4, 2013, each director named in the table above received a grant of 3,750 restricted shares. Amounts reflect the full grant date fair value of restricted stock awards granted with respect to services performed in 2013 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all restricted stock awards made to directors in Notes 1 and 8 to our financial statements included in our Form 10-K filed March 17, 2014. As of December 28, 2013 each of our non-employee directors held 3,750 shares of restricted stock.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section discusses the material components of the executive compensation program for our executive officers. In 2013, our “named executive officers” and their positions were as follows:

William Y. Tauscher, Chairman and Chief Executive Officer;

Talbott Roche, President;

Jerry Ulrich, Chief Financial Officer and Chief Administrative Officer;

David C. Tate, Senior Vice President, Products and Marketing; and

David E. Durant, Secretary and General Counsel.

Specifically, this section provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program and each compensation component that we provide. Each of the key elements of our executive compensation program is discussed in more detail below. The following discussion and analysis of compensation arrangements of our named executive officers should be read together with the compensation tables and related disclosures set forth below.

Executive Summary

Compensation Objectives and Philosophy

Our compensation programs for our executive officers are designed to attract and retain excellent managers and to motivate these managers to increase the market value of our stock over the long term. In support of these principal objectives, our compensation programs are designed to:

•	Provide our executives with base salaries, retirement and other benefits and perquisites that are competitive with those provided by other companies with whom we compete for executive talent, in order to attract, motivate and retain high performance individuals;

•	Tie a significant portion of total compensation to annual bonuses that reward our executives for the attainment of our annual financial, operational and strategic goals, when met or exceeded;

•	Motivate our executives using equity-based compensation in order to improve our long-term performance; and

•	Incentivize our executives to maximize individual performance.

We believe our compensation programs place emphasis on the achievement of Company-wide goals, rather than on the achievement of individual goals. We believe these features help align the interests of our executives with those of our long-term stockholders, promote the objective of compensating our executives for Company-wide performance and advance our objective of increasing stockholder returns.

Key Policies and Practices

We have implemented a number of policies and practices to drive performance, mitigate excessive risk taking and promote alignment of executive and stockholder interests. A summary of these policies and practices is below.

What We Do

•	Place a Significant Percentage of Compensation at Risk to Align Pay and Performance

•	Mitigate Undue Risk in Compensation by Placing Caps on Incentive Awards

•	Regularly Review Share Utilization to Ensure Reasonable Dilution Levels

•	Utilize an Independent Compensation Consulting Firm

•	Provide Reasonable Post-Employment/Change in Control Provisions

•	Deliver a Portion of Long-Term Incentives as Performance Awards (adopted in fiscal year 2014)

What We Don’t Do

•	No Employment Contracts, Except with our CFO

•	No Excessive Severance or Change In Control Benefits, Including No Single-Trigger Vesting for Stock Options and Stock Awards

•	No Historical Repricing Underwater Stock Options

•	No Dividend or Dividend Equivalents Paid on Unearned Performance Awards

•	No Tax Gross-Ups

•	No Perquisites or Supplementary Retirement Benefits (except frozen benefits with Safeway)

Elements of Compensation

The compensation committee uses four core compensation and benefits elements to provide a competitive overall compensation and benefits package to executive officers. We believe each of these elements forms an integral part of the overall compensation program and, taken collectively, these elements serve to achieve our compensation objectives, as follows:

Compensation Element	Primary Objective
Base salary	To provide a stable part of the compensation package; recognize ongoing performance of job responsibilities and provide a degree of financial certainty; also a necessary tool in attracting and retaining employees.

Annual performance-based cash compensation (bonuses)	To emphasize corporate and individual objectives and provide reward (and retention) opportunities for our named executive officers (and employees generally) when key business and individual objectives are met.

Long-term equity incentive compensation	To incentivize and reward increases in stockholder value, to emphasize and reinforce our focus on team success; also a necessary tool in attracting and retaining key employees.

401(k) and other benefits also provided to the broader employee population	To provide retirement savings in a tax-efficient manner and to provide a basic level of protection from health, dental, life and disability risks and provide a degree of financial certainty; also a necessary tool in attracting and retaining employees.

How Compensation is Determined

Engagement of Compensation Consultants

Historically, the Board or compensation committee has not engaged the services of a compensation consultant to assist it in the determination of the other key elements of the compensation program for our named executive officers; however, in connection with, and since completion of our initial public offering in April 2013, the compensation committee has engaged and continues to engage Mercer to assist it in designing programs and setting compensation levels that are appropriate for a public company.

The executive compensation services provided by Mercer to the compensation committee during the fiscal year included the following:

•	Development of a peer group of comparable public companies for purposes of determining executive compensation levels

•	Assessment of market director compensation practices for purposes of developing a competitive board of director compensation program

•	Assessment of cash and equity compensation for the top five executives relative to the peer group

•	Assessment of total equity usage, dilution rates and equity plan design relative to the peer group and general market practices

•	Advice on governance best practices and market trends

•	Advice on other ad hoc matters related to rewarding top executive talent

Evaluation Market Competitiveness

The compensation committee considers multiple data sources in making decisions about executive compensation. In general, the compensation committee aims to position total compensation within a reasonable range of market 50th percentile, defined as the middle point of relevant peer group and survey market data. However, market data is not applied in a formulaic manner and other factors may have an equal or greater impact on compensation decisions. For example, the positioning of an executive officer’s individual pay may be positioned above or below the market median based on factors such as experience, proficiency and attraction, retention and succession planning requirements. In addition, the positioning of each element of compensation may vary based on broader considerations, such as the desired pay mix for certain roles, the impact of compensation decisions on accounting expense or stockholder dilution, or the need to tailor the compensation package to compete with a broader set of local talent competitors.

The compensation committee selects peer companies primarily based on industry similarity and company size, which is measured by revenue. The compensation committee chose the peer group in consultation with its external consultant based on the following criteria: public companies located in the U.S. in the Data Processing & Outsourced Services, Application Software or Consumer Finance industries with revenue between $300 million and $2.3 billion. The peer group used for making 2013 compensation decisions comprises 14 companies:

ACI Worldwide	Cardtronics	Euronet Worldwide Inc.
Fleetcor Technologies	Global Cash Access Holdings	Global Payments Inc.
Green Dot Corp	Heartland Payment Systems	Moneygram International Inc.
Netspend Holdings Inc.*	Total System Services Inc.	Vantiv Inc.
Verifone Systems Inc.	Wex Inc.

*	Subsequently acquired by Total System Services Inc.

Data from Radford’s Global Technology Survey was also considered by the Committee as a secondary market reference point. The survey data is scoped based on revenue to reflect similarly sized companies, but represents a broader set of technology companies than the peer group listed above. Both national and Northern California data is reviewed, although neither is applied formulaically in making compensation decisions.

Compensation Discussion and Analysis

Base Salaries

We provide our executive officers, including our named executive officers, with a base salary to compensate them for services rendered to the Company during the fiscal year. Generally, initial base salary amounts were established based on a number of factors, including the scope of the named executive officer’s responsibilities, years of service and the Board’s or compensation committee’s general knowledge of the competitive market based on, among other things, experience with other companies and our industry.

Thereafter, base salaries have been evaluated annually for all executive officers. In addition to the factors above, individual factors are also considered, in a subjective manner, in setting base salaries, including the executive’s experience, achievements, leadership, teamwork and value to the Company. Consideration of these individual factors encourages our executives to improve their individual performances.

The base salary of our CEO is determined annually by the Board, or since our initial public offering, by our compensation committee. At the end of each fiscal year, our compensation committee collects information regarding Mr. Tauscher’s performance and discusses relevant issues and matters with him. Our compensation committee subsequently meets, without Mr. Tauscher present, and conducts a formal performance review of Mr. Tauscher and sets his base salary for the next fiscal year.

Mr. Tauscher assesses the individual performance of each other named executive officer and proposes to our compensation committee the executive’s base salary. Our compensation committee then relies on the experience of its members and Mr. Tauscher’s assessment to determine the other named executive officers’ base salaries.

In February 2013, base salaries for all of the executive officers were increased by 3%. These increases were determined primarily based on consideration of general industry base pay increase trends for executives as reported by Mercer, but also considered individual competitiveness against market benchmarks. The compensation committee believed these increases in base salary were appropriate based on the Company’s strong performance and each executive’s individual achievements in 2012. Mr. Tate also received an increase of 11% of his salary in June and an additional 13% increase in December, which reflects the increase in role and responsibilities associated with his promotion.

2013 Bonuses

The primary purpose of our bonus program is to motivate our executives to meet or exceed Company-wide performance goals, particularly on a short-term basis. We believe bonus programs at certain levels are necessary for competitive purposes to attract and retain desirable executives, and the fact that named executive officers must be employed by us on the payment date in order to be eligible for a bonus assists in retention.

For 2013, the Board approved the 2013 Bonus Plan, pursuant to which each named executive officer was eligible to receive an annual bonus based on the achievement of specified company performance metrics and, with respect to Mr. Tate and Mr. Durant, the achievement of individual performance goals. The metrics used to measure achievement, rationale for selection and the respective weighting of each are detailed in the table below for each executive officer:

Metrics
	Corporate Pre- Tax Income (1)	Segment Direct Margin (2)	Segment Load Value (3)	Individual Goals
Purpose	Provides strong line of sight to both growth and expense management	Measures efficiency and effectiveness of efforts to grow business	Measures efficiency and effectiveness of efforts to grow business	Measures achievement of strategic goals that support the business strategy

Executive	Weightings
William Y. Tauscher	100%	0%		0%	0%
Talbott Roche	50%	50	%(4)	0%	0%
Jerry Ulrich	100%	0		0%	0%
David C. Tate	25%	25	%(5)	25%	25%
David E. Durant	75%	0%		0%	25%

(1)	In determining corporate pre-tax income, we exclude any credit or expense taken for distribution partner mark-to-market expense, stock-based compensation expense, change in fair value of contingent consideration, amortization of intangible assets and certain other non-cash and cash expenses that we believe are not indicative of our core operating performance.
(2)	Direct margin is defined as product revenue minus directly attributable costs for U.S. business and excludes any mark-to-market of equity instruments held by distribution partners.
(3)	Load value is defined as the total value of funds loaded on the gift cards and prepaid products we distribute.
(4)	Ms. Roche’s Segment Direct Margin relates to US Direct Margin.
(5)	Mr. Tate’s Segment Direct Margin relates to Core Business Direct Margin.

In addition, the compensation committee approved threshold, target and maximum bonuses for each executive, as set forth below, based on each executive’s annual base salary:

Named Executive Officer	Threshold Bonus	Target Bonus	Maximum Bonus
William Y. Tauscher	50%	100%	150%
Talbott Roche	50%	80%	120%
Jerry Ulrich	50%	80%	120%
David C. Tate	50%	80%	120%
David E. Durant	50%	80%	120%

For 2013, Mr. Tauscher’s bonus opportunity was increased so that he would earn 100% to 150% of base salary for performance attainment between 100% of the Company’s operating plan (“Plan”) and 120% of Plan (up from 80% to 120% of base salary for the prior fiscal year). This change was intended to bring the CEO’s incentive opportunity closer to the median of the peer group. There were no changes to the incentive opportunities of the other executives as the compensation committee determined that opportunities were competitive with market practices.

The actual annual cash bonuses payable under our 2013 Bonus Plan were based on achievement of results for each metric, as detailed in the table below and, for Messrs. Durant and Tate, based on the CEO’s or President’s (as applicable) qualitative assessment of achievement of the executive’s individual goals. The bonuses earned by each executive is set forth in the “Summary Compensation Table” below in the column titled “Non-Equity Incentive Plan Compensation.”

Goals and Performance Attainment by Metric
	Corporate Pre-Tax Income	US Direct Margin	Core Direct Margin	Core Load Value
Threshold Goal	$79.9M	$182.4M	$174.8M	$6.0B
Target Goal	$94.0M	$214.6M	$205.6M	$7.5B
Maximum Goal	$112.8M	$257.6M	$246.7M	$9,0B
Actual Results	$92.2M	$210.1M	$198.7M	$7.1.B
Attainment	98%	98%	97%	94%

For 2014, the compensation committee has approved a substantially similar bonus program.

Equity

The goals of our long-term equity-based awards are to reward and encourage long-term corporate performance based on the value of our common stock and, thereby, to align the interests of our executive officers, including our named executive officers, with those of our stockholders.

The Board previously adopted the Second Amended and Restated 2006 Restricted Stock and Restricted Stock Unit Plan (the “2006 Plan”) and the Amended and Restated 2007 Stock Option and Stock Appreciation

Right Plan (the “2007 Plan”). The 2006 Plan provides for the grant of restricted stock and restricted stock units, and the 2007 Plan provides for the grant of stock options and stock appreciation rights. In March 2013, we adopted the 2013 Equity Incentive Award Plan (the “2013 Plan”), which became effective upon the completion of our initial public offering. Upon the effectiveness of the 2013 Plan, no further grants have been, or will be, made under the 2006 Plan or the 2007 Plan. In addition, in December 2013, we adopted the 2013 Employee Stock Purchase Plan (the “ESPP”), in order to provide additional incentives for our employees and to align employee interests with the long term success of the Company.

To reward our named executive officers in a manner that best aligns their interests with the interests of our stockholders, we historically have used stock options as a key equity incentive vehicle. Because our named executive officers are able to benefit from stock options only if the fair market value of our common stock increases relative to the option’s exercise price, we believe stock options provide meaningful incentives to our named executive officers to achieve increases in the value of our stock over time and are an effective tool for meeting our compensation goal of increasing long-term stockholder value by tying the value of these incentive awards to our future performance. We believe our long-term equity compensation also encourages the retention of our named executive officers because the vesting of equity awards is largely based on continued employment.

From time to time, we have also granted restricted stock to our named executive officers. These awards are intended to enable our named executive officers to establish a meaningful equity stake in the Company that vests over a period of years based on continued service. We believe that these awards enable us to deliver competitive compensation value to named executive officers at levels sufficient to retain top talent within our executive officer ranks while, at the same time, enabling us to better manage the dilution caused by our equity incentive award program.

Prior to 2013, our stock options and restricted stock awards vested in 20% annual installments over a period of five years. In 2013, we changed the vesting schedule to 25% annual installments over a period of four years to better align the vesting provisions with the practices of our peer companies. We believe the vesting schedule of our stock options and restricted stock appropriately encourages long-term employment with the Company while allowing our executives to realize compensation in line with the value they have created for our stockholders.

The compensation committee generally grants annual equity awards at the first quarterly compensation committee meeting of the year, unless otherwise specified by our Board of Directors or the compensation committee. The exercise price of each stock option grant is at least equal to the fair market value of our common stock on the grant date. The compensation committee does not grant equity compensation awards in anticipation of the release of material nonpublic information, nor do we time the release of material nonpublic information based on equity award grant dates.

The following table sets forth the stock options and restricted stock awards granted to our named executive officers in the 2013 fiscal year. We did not grant any other types of equity awards in 2013. Each equity award will vest in 25% annual installments over four years.

Named Executive Officer	2013 Stock Option Grants	2013 Restricted Stock Grants
William Y. Tauscher	162,500	0
Talbott Roche	65,000	0
Jerry Ulrich	55,000	0
David C. Tate	27,500	15,000
David E. Durant	22,500	0

The compensation committee approved stock option grants to our named executive officers in 2013 in an effort to provide additional retention value to our named executive officers during the transition period from being a majority-owned, non-publicly-held, subsidiary of Safeway Inc. to becoming a public company. In determining individual grant levels in 2013, the compensation committee reviewed market long-term incentive grant values for comparable roles at comparable companies. The compensation committee calculated the net present value of awards assuming a 25% compound annual growth rate to recognize the long-term upside potential associated with stock option grants made prior to initial public offering. The compensation committee also considered subjective individual factors such as performance in recent years, experience, leadership potential and perceived retention risk. The factors were not applied in a formulaic manner and the grant date fair market value of the individual stock option grants was positioned below the 25th percentile relative to market comparators for all of the top executives.

In addition, historically, certain of our named executive officers have also received grants of stock options and/or restricted stock in Safeway common stock. None of our named executive officers received an equity award covering Safeway common stock in 2013.

In 2014, the compensation committee granted a mix of stock options, restricted stock and performance shares to named executive officers.

Other Elements of Compensation

Retirement Plans

401(k) Plan. Our eligible employees, including our named executive officers, are eligible to participate in the Blackhawk Network 401(k) Plan maintained by the Company, under which our eligible employees may defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. Under the Blackhawk Network 401(k) Plan, the Company may match a portion of our employee’s annual contributions, within prescribed limits.

Safeway Retirement Plans. Prior to 2012, pension benefits were also provided to our named executive officers under Safeway’s Employee Retirement Plan (the “Safeway ERP”), a tax-qualified defined benefit pension plan, and Safeway’s Retirement Restoration Plans (the “Safeway RRP”), which are non-qualified defined benefit pension plans (collectively, the “Safeway Retirement Plans”). The Safeway RRP provides benefits to certain employees, including our named executive officers, that cannot be paid under the Safeway ERP due to Code limitations on the amount of compensation that may be recognized and the amount of benefits that may be paid under the Safeway ERP.

Under the Safeway ERP, the named executive officer becomes vested in his or her accrued benefits after three years of service with the Company or reaching age 55, whichever occurs first. If he or she has three years of service with us, vested benefits under the Safeway ERP are available following termination, regardless of age. Benefits under the Safeway RRP are available to participants who terminate employment at or after age 55, and benefit payments commence within 90 days of the first day of the seventh month after such termination of employment.

In addition, under the Safeway RRP, each of Mr. Ulrich and Ms. Roche is entitled to payment of a special death benefit if he or she dies while employed as an executive officer or after retiring as an executive officer, regardless of age. If any of such executive officers dies while employed as an executive officer, then the executive officer’s beneficiary will receive a Safeway RRP death benefit in a single lump sum payment equal to four times the executive’s base salary at the time of death, up to a maximum of $4 million, less any amount otherwise payable by Company-provided life insurance. The life insurance beneficiaries of any such executive officer who retires after age 55 will be entitled to one of the following benefits at the time of the former executive officer’s death: (1) for death before age 70, the benefit is 100% of the former executive officer’s final average compensation at the time of retirement, with a maximum benefit of $1 million; or (2) for death after age 70, the benefit is 25% of the amount determined in (1) above.

Effective as of January 1, 2012, our named executive officers no longer participate in the Safeway Retirement Plans and each of their accounts in the Safeway Retirement Plans was frozen as of that date. We do not currently intend to establish a defined benefit pension plan.

Employee Benefits and Perquisites

All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including: medical, dental and vision benefits; medical and dependent care flexible spending accounts; short-term and long-term disability insurance; and life insurance. We pay for life insurance for each corporate employee (including executive officers) in an amount equal to two times annual salary, up to a maximum of $1 million. The employee is responsible for the income tax for any amount exceeding $50,000 in coverage.

Historically, we have not provided any perquisites to our executives that are not available to other employees, nor have we made gross-up payments to cover our named executive officers’ personal income taxes that may pertain to any of the compensation or benefits we offer. However, in 2013, Mr. Tate was entitled to certain perquisites, such as an automobile allowance and a housing allowance. Beginning in 2014 we have eliminated both allowances to Mr. Tate. In the future, we may provide different and/or additional perquisites to our named executive officers to ensure that we provide a balanced and comprehensive compensation structure. We believe that it is important to maintain flexibility to adapt our compensation structure to properly attract, motivate and retain the top executive talent for which we compete.

Severance and Change in Control Benefits

Historically, we have not entered into severance or change in control arrangements with our named executive officers providing for cash payments in the event of the executive’s termination, whether such termination is voluntary, for cause or otherwise. However, Mr. Ulrich is eligible to receive continuation of his base salary for one year upon a termination of employment other than for cause.

Tax and Accounting Considerations

Internal Revenue Code Section 162(m)

Generally, Section 162(m) of the Code (“Section 162(m)”), disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1.0 million in any taxable year to its chief executive officer and each of its three other most highly compensated executive officers, other than its chief financial officer, unless compensation qualifies as “performance-based compensation” within the meaning of the Code. Prior to completion of our initial public offering in April 2013, the Board and Chief Executive Officer did not take into consideration the deductibility limit imposed by Section 162(m) for purposes of setting compensation. The compensation committee may seek to qualify the variable compensation paid to our named executive officers for an exemption from the deductibility limitations of Section 162(m). As such, in approving the amount and form of compensation for our named executive officers in the future, the compensation committee will consider all elements of the cost to the Company of providing such compensation, including the potential impact of Section 162(m). However, our compensation committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

Internal Revenue Code Section 409A

Section 409A of the Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities, penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including our named executive officers, so that they are either exempt from, or satisfy the requirements of, Section 409A of the Internal Revenue Code.

Internal Revenue Code Section 280G

Section 280G of the Code (“Section 280G”), disallows a tax deduction with respect to excess parachute payments to certain executives of companies which undergo a change in control. In addition, Section 4999 of the Code (“Section 4999”), imposes a 20% excise tax on the individual with respect to the excess parachute payment. Parachute payments are compensation linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans including stock options and other equity based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G based on the executive’s prior compensation. In approving the compensation arrangements for our named executive officers following our Offering completed in April 2013, the Board will consider all elements of the cost to the Company of providing such compensation, including the potential impact of Section 280G. However, the Board may, in its judgment, authorize compensation arrangements that could give rise to loss of deductibility under Section 280G and the imposition of excise taxes under Section 4999 when it believes that such arrangements are appropriate to attract and retain executive talent.

Accounting for Stock-Based Compensation

We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC Topic 718, for our stock based compensation awards. ASC Topic 718 requires companies to calculate the grant date “fair value” of their stock based awards using a variety of assumptions. ASC Topic 718 also requires companies to recognize the compensation cost of their stock based awards in their income statements over the period that an employee is required to render service in exchange for the award. Grants of stock options, restricted stock awards and other equity based awards under our equity incentive award plans will be accounted for under ASC Topic 718. The Board and/or compensation committee will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers for our fiscal years ended December 29, 2012 and December 28, 2013.

Name and Principal Position	Year	Salary	Option Awards ($) (1)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	Change in Pension and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($) (3)	Total ($)
William Y. Tauscher (4)	2013	751,890	1,079,780	0	700,045	1,086	20,263	2,553,065
Chief Executive Officer	2012	716,285	811,520	0	522,120	1,237	53,829	2,104,991

Talbott Roche	2013	438,752	536,328	0	337,105	20,711	6,925	1,339,821
President	2012	413,145	405,760	0	308,449	39,362	6,721	1,173,437

Jerry Ulrich	2013	366,683	453,816	0	278,993	5,907	13,526	1,118,924
Chief Financial Officer and Chief Administrative Officer	2012	346,514	344,896	0	290,000	7,647	9,186	998,243

David C. Tate	2013	256,674	226,908	384,900	225,589	11,634	54,994	1,160,699
Senior Vice President, Products and Marketing

David E. Durant	2013	286,785	185,652	0	226,815	11,425	8,760	719,437
Secretary and General Counsel	2012	267,992	182,592	0	206,048	19,620	8,815	685,068

(1)	Amounts reflect the full grant-date fair value of stock options and restricted stock awards granted during 2013 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all stock option and restricted stock awards in Notes 1 and 8 to our financial statements included in our Form 10-K filed March 17, 2014.
(2)	Amounts represent bonuses paid with respect to 2013 services under our 2013 Bonus Plan. For a description of the 2013 Bonus Plan, refer to the discussion under the caption “2013 Bonuses” above.
(3)	For 2013, the amounts shown include our incremental cost for the provision to our named executive officers of certain specified perquisites (as detailed below), matching contributions by us on the executive’s behalf to the Blackhawk Network 401(k) Plan, life insurance premiums paid by us for policies on behalf of our named executive officers and, in the case of certain named executive officers, expenses associated with the executive’s relocation, car allowance and/or the attendance of the executive’s spouse on business trips. The table below shows our 2013 incremental cost for the provision of certain perquisites to our named executive officers. The amounts reported in the Summary Compensation Table, and the amounts reported in this footnote (3) with respect to 2012 “All Other Compensation,” revise the amounts previously disclosed in our Summary Compensation Table and related footnote (3) contained in our initial public offering prospectus filed with the SEC in 2013.

	Year	401(k) Plan Contributions ($)	Life Insurance Premiums ($)	Relocation ($)	Car Allowance ($)	Travel ($)
William Tauscher	2013	8,750	11,512	0	0	33,731
	2012	8,500	11,598	0	0	0
Talbott Roche	2013	5,432	1,493	0	0	0
	2012	5,296	1,425	0	0	0
Jerry Ulrich	2013	5,895	3,525	0	0	0
	2012	5,670	3,516	0	0	0
David Tate	2013	2,749	872	33,650	14,300	0
David Durant	2013	5,946	1,418	0	0	0
	2012	7,397	1,418	0	0	0

(4)	Amounts exclude any compensation earned by Mr. Tauscher related to services performed for Safeway’s board of directors in 2013.

Grants of Plan Based Awards

The following table sets forth information concerning plan-based grants to our named executive officers during fiscal year 2013.

Grants of Plan-Based Awards in 2013

The following table sets forth information regarding grants of plan-based awards made to our named executive officers during the year ended December 28, 2013:

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards Per Share ($)	Grant Date Fair Value of Stock and Option Awards ($) (2)
		Threshold ($)	Target ($)	Maximum ($)
William Y. Tauscher	March 11, 2013	—	—	—		162,500	$20.00	1,079,780
	—	376,368	752,737	1,129,105		—	—	—
Talbott Roche	March 26, 2013	—	—	—		65,000	$20.00	536,328
	—	221,780	354,848	532,271		—	—	—
Jerry Ulrich	March 26, 2013	—	—	—		55,000	$20.00	453,816
	—	183,548	293,677	440,515		—	—	—
David C. Tate	March 26, 2013	—	—	—		27,500	$20.00	226,908
	—	158,815	245,441	332,068		—	—	—
	August 21, 2013	—	—	—	15,000	—	$0.00	384,900
David E. Durant	March 26, 2013	—	—	—		22,500	$20.00	185,652
	—	157,909	244,042	330,174		—	—	—

(1)	Amounts shown in these columns represent each named executive officer’s non-discretionary incentive bonus opportunity under our 2013 Bonus Plan, other than Mr. Tate, who did not participate in the plan. The “Target” amount represents the named executive officer’s target bonus if the performance goals under the 2013 Bonus Plan were achieved at the target levels, and the “Threshold” and “Maximum” amounts represents the named executive officer’s minimum and maximum bonuses, respectively, if the performance goals under the 2013 Bonus Plan were achieved at the minimum levels or the maximum.
(2)	Amounts reflect the full grant-date fair value of stock options and restricted stock awards granted during 2013 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all stock option and restricted stock awards in Notes 1 and 8 to our financial statements included in our Form 10-K filed March 17, 2014.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

For a discussion of the salaries, bonuses and equity awards and other compensation received by our named executive officers in 2013, please refer to the Compensation Discussion and Analysis above. We have not entered into any employment agreements with our named executive officers other than the severance agreement with Mr. Ulrich as discussed above.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of shares of Class A Common Stock, Class B Common Stock or Safeway common stock, as applicable, underlying the outstanding equity incentive plan awards identified for each named executive officer as of December 28, 2013.

	Option Awards (1)						Stock Awards (1)
Name	Grant Date (2)		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares That Have Not Vested (#)	Market Value of Shares That Have Not Vested ($)
William Y. Tauscher	Jul 3, 2008	(3)	50,000	0	6.63	Jul 3, 2015
	Mar 9, 2010		225,000	150,000	13.63	Mar 9, 2017
	Mar 14, 2011	(4)	225,000	150,000	17.53	Mar 14, 2018
	May 14, 2012	(5)	20,000	80,000	18.49	May 14, 2019
	Mar 11, 2013	(6)	0	162,500	20.00	Mar 11, 2020
Talbott Roche	Apr 25, 2008	(7)	25,000	0	6.63	Apr 25, 2015
	Mar 12, 2009	(8)					10,000	325,000	(9)
	May 5, 2009		14,000	3,500	9.15	May 5, 2016
	Mar 9, 2010						12,000	307,920	(10)
	Mar 9, 2010		12,750	8,500	13.63	Mar 9, 2017
	Dec 6, 2010		30,000	20,000	14.93	Dec 6, 2017
	Oct 18, 2011		8,800	13,200	21.03	Oct 18, 2018
	May 14, 2012	(5)	10,000	40,000	18.49	May 14, 2019
	Mar 26, 2013	(6)	0	65,000	20.00	Mar 26, 2020
Jerry Ulrich	Apr 25, 2008	(7)	15,000	0	6.63	Apr 25, 2015
	May 5, 2009		20,000	5,000	9.15	May 5, 2016
	Mar 9, 2010						12,000	307,920	(10)
	Mar 9, 2010		10,500	7,000	13.63	Mar 9, 2017
	Oct 18, 2011		8,000	12,000	21.03	Oct 18, 2018
	May 14, 2012	(5)	8,500	34,000	18.49	May 14, 2019
	Mar 26, 2013	(6)	0	55,000	20.00	Mar 26, 2020
David C. Tate	May 5, 2009		0	1,000	10.52	May 5, 2016
	Aug 24, 2009		0	1,000	12.27	Aug 24, 2016
	Mar 9, 2010						5,000	128,300	(10)
	Mar 9, 2010		0	3,800	13.63	Mar 9, 2017
	Oct 18, 2011		0	7,500	21.03	Oct 18, 2018
	May 14, 2012	(5)	4,500	18,000	18.49	May 14, 2019
	Mar 26, 2013	(6)	0	27,500	20.00	Mar 26, 2020
	Aug 21, 2013	(11)					15,000	384,900	(10)
David E. Durant	Apr 25, 2008	(7)	2,000	0	6.63	Apr 25, 2015
	May 5, 2009						1,000	25,660	(10)
	Mar 9, 2010		1,900	3,800	13.63	Mar 9, 2017
	Oct 18, 2011		7,000	10,500	21.03	Oct 18, 2018
	May 14, 2012	(5)	4,500	18,000	18.49	May 14, 2019
	Mar 26, 2013	(6)	0	22,500	20.00	Mar 26, 2020

(1)	Each stock option or SAR granted prior to our initial public offering in April 2013 was pursuant to our 2007 Plan, and each restricted stock award was granted prior to our initial public offering pursuant to our 2006 Plan. Each stock option or restricted stock award granted after to our initial public offering in April 2013 was pursuant to our 2013 Plan.
(2)	Unless otherwise noted, each stock option, SAR and restricted stock award vests as to 20% of the shares subject to the award on each of the first, second, third, fourth and fifth anniversaries of the grant date.
(3)	This option is fully vested as of June 1, 2013.
(4)	This option vested and will continue to vest as to 20% of the shares subject to the option on the first through fifth anniversaries of August 12, 2010.
(5)	This SAR will vest as to 20% of the shares subject to the SAR on the first through fifth anniversaries of March 14, 2012.

(6)	This option vests as to 25% of the shares subject to the award on each of the first, second, third, and fourth anniversaries of the grant date.
(7)	This option is fully vested as of April 15, 2013.
(8)	Represents a restricted stock award covering Safeway common stock, which vested as to 30,000 shares on March 12, 2012, with respect to 10,000 shares on March 12, 2013 and will continue to vest with respect to 10,000 shares on March 12, 2014.
(9)	The market value of shares of Safeway stock that have not vested is calculated based on the fair market value of Safeway’s common stock as of December 28, 2013 ($32.50 per share).
(10)	The market value of shares of stock that have not vested is calculated based on the fair market value of our common stock as of December 28, 2013 ($25.66 per share).
(11)	This restricted stock award vests as to 25% of the shares subject to the award on each of the first, second, third and fourth anniversaries of the grant date.

2013 Option Exercises and Stock Vested

The following table shows the number of shares of Class A Common Stock or Class B Common Stock, as applicable, acquired by each named executive officer during fiscal year 2013 upon the exercise of options and the number of shares of restricted stock held by each named executive officer that vested during fiscal year 2013.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
William Y. Tauscher	0	0	0	0
Talbott Roche	25,000	413,375	8,200	164,000
Jerry Ulrich	40,000	656,360	11,000	220,000
David C. Tate	26,325	539,384	3,700	74,000
David E. Durant	0	0	2,000	48,360

(1)	Represents the price at which shares acquired upon exercise of the stock options were sold net of the exercise price for acquiring shares.
(2)	Represents the vesting date closing market price of a share of our common stock multiplied by the number of shares that have vested.

Pension Benefits

The following table quantifies the benefits expected to be paid to the named executive officers under Safeway’s Employee Retirement Plan, a qualified defined benefit pension plan, and the Safeway RRP, which are non-qualified and unfunded defined benefit pension plans. The Retirement Restoration Plan I was frozen as of December 31, 2004, and the Retirement Restoration Plan II became effective on January 1, 2005, in connection with the passage of Section 409A of the Code. The terms of the Safeway Retirement Plans are described below.

The following actuarial assumptions were employed to derive the calculations shown on the table below: (1) pension economic assumptions consistent with pension financial reporting for the 2013 fiscal year were used for calculations at the end of 2013; (2) demographic assumptions are also consistent with pension financial reporting, with the exception of modified retirement and pre-retirement decrements as required by SEC guidance; (3) a discount rate of 4.80%; and (4) a cash balance interest crediting and annuity conversion interest rate of 3.95%.

Additional actuarial assumptions used include the following: (1) account balance annuity conversion rate—product of account balance and a factor of 1.0% at ages over 55; (2) mortality table for lump sum conversion—2013 IRS Applicable Mortality Table; (3) retirement table for post-retirement mortality—RP2000 projected to 2020; and (4) no pre-retirement mortality, turnover or disability.

Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($) (2)	Payments During Last Fiscal Year ($)
William Y. Tauscher	Safeway Employee Retirement Plan	0.750	$6,791	$0
	Safeway Retirement Restoration Plans	0.750	7,902	0
Talbott Roche	Safeway Employee Retirement Plan	9.417	127,070	0
	Safeway Retirement Restoration Plans	9.417	137,006	0
Jerry Ulrich	Safeway Employee Retirement Plan	4.5	45,241	0
	Safeway Retirement Restoration Plans	4.5	29,338	0
David C. Tate	Safeway Employee Retirement Plan	9.167	111,613	0
	Safeway Retirement Restoration Plans	9.167	30,581	0
David E. Durant	Safeway Employee Retirement Plan	11.333	134,920	0
	Safeway Retirement Restoration Plans	11.333	13,303	0

(1)	The number of years of credited service and the present value of accumulated benefits are calculated as of January 1, 2014.
(2)	Amount is subject to forfeiture until the named executive officer reaches the age of 55.

Description of Safeway Retirement Plans

Prior to 2012, retirement, or pension, benefits were provided to our named executive officers under the Safeway Retirement Plans. The Safeway RRP provided benefits to our named executive officers that cannot be paid under the qualified Safeway ERP due to Code limitations on the amount of compensation that may be recognized and the amount of benefits that may be paid under the Safeway ERP. The Safeway RRP also recognized all compensation deferred under deferred compensation plans for purposes of determining such benefits. As of January 1, 2012, our named executive officers no longer participate in the Safeway Retirement Plans, and each of their account balances in the Safeway Retirement Plans was frozen.

Effective July 1, 1999, the Safeway ERP was amended to provide benefits primarily under a cash balance formula. Benefits accrued prior to the change were converted to an opening cash balance as of July 1, 1999, equal to the present value of accrued benefits on June 30, 1999. Future benefits under the cash balance formula are accrued by the addition of compensation-based credits and interest credits to each participant’s cash balance until retirement. Interest credits are based on the annual rate of return on 30-year treasury securities.

Under the Safeway ERP, the named executive officer becomes vested in his or her accrued benefits after three years of service with the Company or reaching age 55, whichever occurs first. If he or she has three years of service with us, vested benefits under the Safeway ERP are available following termination, regardless of age. Benefits under the Safeway RRP are available to participants who terminate employment at or after age 55, and benefit payments commence within 90 days of the first day of the seventh month after such termination of employment. The normal retirement benefit under the Safeway Retirement Plans is determined as a life annuity that is actuarially equivalent (based on the annual rate of return on 30-year treasury securities and mortality assumptions specified in the Safeway ERP) to the cash balance at retirement.

For the purposes of the Safeway Retirement Plans, the compensation-based credits are determined as a percent of the annual compensation we pay to the named executive officer, including any amounts deferred under non-qualified deferred compensation plans (but only to the extent such deferrals do not exceed 200% of annual compensation when determined excluding deferrals), but excluding stock options and restricted stock and any special pay made solely in the discretion of the employer. The percentage applied to each year’s compensation increases with years of participation in the Safeway Retirement Plans (through December 30, 2008, from 6% upon commencement of participation to a maximum of 13% after completing 25 years of participation; and as of December 31, 2008, from 3% upon commencement of participation to a maximum of 6 1⁄2% after completing 25 years of participation). Compensation under the cash balance formula for the named executive officers generally corresponds with the aggregate of the earned salary, plus bonuses for each such person.

Under the Safeway ERP or Retirement Restoration Plan, the accumulated benefit of each of the named executive officers will be payable if the executive dies after becoming vested or if death occurs prior to vesting but while the executive is still an employee. Under the Retirement Restoration Plan II, accumulated benefits are payable only if death occurs after age 55 while still an employee. The named executive officer’s beneficiary can receive the executive’s accumulated benefits in the form of a lump sum (Safeway ERP only), an annuity paid monthly or in installments (the required form of payment under the Retirement Restoration Plan II if the beneficiary is not the surviving spouse).

In addition, under the Safeway RRP, each of the named executive officers is entitled to payment of a special death benefit if he or she dies while employed as an executive officer or after retiring as an executive officer, regardless of age. If any of the named executive officers dies while employed as an executive officer, then the executive officer’s beneficiary will receive a Safeway RRP death benefit in a single lump sum payment equal to four times the executive’s base salary at the time of death, up to a maximum of $4 million, less any amount otherwise payable by company-provided life insurance. The life insurance beneficiaries of a named executive officer who retires after age 55 will be entitled to one of the following benefits at the time of the former executive officer’s death: (1) for death before age 70, the benefit is 100% of the former executive officer’s final average compensation at the time of retirement, with a maximum benefit of $1 million; or (2) for death after age 70, the benefit is 25% of the amount determined in (1) above. In December 2008, Safeway’s board of directors amended the special death benefit to eliminate the post-retirement death benefit for any current employees below the level of Senior Vice President who are promoted to the position of Senior Vice President or higher on or after December 15, 2008 and for any new employees who are hired on or after December 15, 2008.

Non-Qualified Deferred Compensation

The following table shows the non-qualified deferred compensation benefits for each of the named executive officers for the fiscal year ended December 28, 2013. No Company contributions were made for the named executive officers during the fiscal year ended December 28, 2013.

Name	Aggregate Earnings in Last FY ($)	Aggregate Balance at Last FYE ($)
William Y. Tauscher	0	0
Talbott Roche	0	0
Jerry Ulrich	5,646	387,111
David C. Tate	0	0
David E. Durant	0	0

Description of the Safeway Executive Deferred Compensation Plans

Safeway maintains two deferred compensation plans that are non-qualified defined contribution plans: the Executive Deferred Compensation Plan and the Executive Deferred Compensation Plan II, in which our named executive officers were eligible to participate prior to 2012. The Executive Deferred Compensation Plan was frozen as of December 31, 2004, and the Executive Deferred Compensation Plan II became effective on January 1, 2005, in connection with the passage of Section 409A of the Code. As of January 1, 2012, our named executive officers no longer participate in the Safeway Deferred Compensation Plans, and each of their account balances in each plan was frozen.

The Safeway Deferred Compensation Plans allowed the named executive officer to defer salary or bonus and to have these credited amounts mirror the investment performance of a selection of mutual funds. Neither Safeway nor we credit matching contributions to the individual accounts of our executive officers under the Safeway Deferred Compensation Plans.

Participants can defer up to 100% of base salary and up to 100% of bonus and a minimum of $5,000 for any plan year. The deferred amounts are credited to accounts established for the participants. Deferred amounts and credited earnings are held in a rabbi trust. Each participant is fully vested in the portions attributable to his or her own deferrals of salary and bonus.

At the time a participant makes a deferral election, he or she must elect when the amount attributable to such deferral election is to be distributed and whether such amount is to be paid in a lump sum or installments (provided the account balance is at least $50,000). Participants can schedule distributions to be paid while employed or upon retirement. If a participant terminates for reasons other than retirement (termination at age 55 or older) or disability, the participant’s account balance will be paid in a lump sum (commencing within 90 days of the first day of the seventh month after such termination of employment for any reason or if earlier, within 90 days of the date of the participant’s death). The Safeway Executive Compensation Committee may permit an early distribution to a participant upon his or her demonstration of need due to an unforeseeable emergency.

The table below shows the funds available under the Safeway Deferred Compensation Plans and the funds’ annual rate of return for the calendar year ended December 31, 2013. The performance results reported below are net of investment management fees. Participants can change investment allocations monthly. Any earnings or losses on each participant’s account are credited (or debited) with earnings (or losses) at the end of each month.

Name of Fund	Rate of Return	Name of Fund	Rate of Return
American Funds American Asset Allocation	22.62%	T. Rowe Price Blue Chip Growth	40.56%
Davis Fundamental Value	32.78%	T. Rowe Price Mid Value	30.67%
Franklin Templeton International Value	25.46%	T. Rowe Price Equity-Income	29.33%
Jennsion Capital Appreciation	36.65%	T. Rowe Price Small Company Value	30.89%
JHAM 500 Index—Class B	31.30%	RCM/T. Rowe Price Science & Technology	42.74%
JHAM Money Market	(0.52%	PIMCO Total Return	(2.56%)
JHAM Bond	(1.95)%	Western Asset High Yield	7.91%
JHAM Smaller Company Growth*	34.37%	GMO U.S. Equity	27.52%
Invesco-DFA Small Cap Opportunities*	2.88%	Wellington Mid Cap Stock	36.07%

*	The JHAM Smaller Company Growth Fund was replaced by the Invesco-DFA Small Cap Opportunities Fund effective December 6, 2013. The rate of return listed for the JHAM Smaller Company Growth Fund is for the year ended December 6, 2013. The rate of return for the Invesco-DFA Small Cap Opportunities Fund is for the period from December 9, 2013 through December 31, 2013.

In the event of a change in control, the Safeway board of directors, in its discretion, may terminate the Safeway Deferred Compensation Plans during the period from 30 days prior to the change in control to 12 months following the change in control. If the Safeway Deferred Compensation Plans are terminated, all vested benefits must be distributed to the plan participants within the 12-month period following termination. Safeway has the discretion to distribute such vested benefits in a lump sum payment or installments during that 12-month period.

Potential Payments upon Termination or Change in Control

Our named executive officers are entitled to certain payments and benefits upon a qualifying termination of employment or a change in control. The following discussion describes the payments and benefits to which our named executive officers would have become entitled pursuant to agreements in effect as of December 28, 2013.

Severance Arrangements

Upon a termination of employment other than for cause, Mr. Ulrich would be entitled to receive continuation of his base salary for one year.

Safeway Retirement Plans and Executive Deferred Compensation Plans

Benefits Payable upon Termination (other than Death). Under the Safeway Retirement Plans, in the event of a termination of employment of a named executive officer for any reason, the named executive officer is entitled to receive any vested retirement benefits that have accumulated as of the date of termination. For a discussion of the benefits that would be payable and the manner of payment to our named executive officers under the Safeway Retirement Plans assuming a termination of employment as of December 31, 2013, see the section titled “Pension Benefits” above.

Under the Safeway Deferred Compensation Plans, in the event of a termination of employment of a named executive officer for any reason, including in connection with a change in control, the named executive officer is entitled to receive his or her account balance under such plan as of the date of termination. For a discussion of the amounts payable and manner of payment to each of our named executive officers under the Safeway Deferred Compensation Plans assuming a termination of employment as of December 31, 2013, see the section titled “Non-Qualified Deferred Compensation” above.

Benefits Payable Upon Death. Under Safeway’s ERP or Retirement Restoration Plan, the accumulated benefit of each of the named executive officers will be payable if the executive dies after becoming vested or if death occurs prior to vesting but while the executive is still an employee. Under Safeway’s Retirement Restoration Plan II, accumulated benefits are payable only if death occurs after age 55 while still an employee. The named executive officer’s beneficiary can receive the executive’s accumulated benefits in the form of a lump sum (Safeway ERP only), an annuity paid monthly or in installments (the required form of payment under Safeway’s Retirement Restoration Plan II if the beneficiary is not the surviving spouse). In addition, under the Safeway RRP, each of the named executive officers is entitled to payment of a special death benefit if any of such individuals dies while employed as an executive officer or after retiring as an executive officer, regardless of age, as described in the section titled “Pension Benefits” above.

Acceleration of Options and Restricted Stock upon a Change in Control

In the event we undergo a change in control, stock options and SARs held by the named executive officers that were granted under the 2007 Plan will accelerate and vest in full.

Summary of Potential Payments

The following table summarizes the payments that would be made to certain of our named executive officers upon the occurrence of certain qualifying terminations of employment, assuming such named executive officer’s termination of employment with us occurred on December 28, 2013 and, where relevant, that a change in control of the Company occurred on December 28, 2013. Amounts shown in the table below do not include (i) accrued but unpaid salary, and (ii) other benefits earned or accrued by the named executive officer during his or her employment that are available to all salaried employees, such as accrued vacation.

Name	Severance($)(1)	Value of Unvested Stock Options ($) (2)	Safeway RRP Lump Sum Special Death ($) (3)
William Y. Tauscher	0	2,377,870	2,024,500
Talbott Roche	0	803,611	1,199,999
Jerry Ulrich	366,683	533,596	737,500
David C. Tate	0	265,976	680,000
David E. Durant	0	221,665	576,800

(1)	Represents cash severance payable upon a termination of employment other than for cause.
(2)	Represents the aggregate value of the named executive officer’s unvested stock options that would have vested on an accelerated basis in connection with a change in control, determined by multiplying the number of accelerating option shares by the fair market value of our common stock ($25.66 per share) on December 28, 2013 and subtracting the applicable exercise prices.
(3)	Represents the special death benefit payable under the Safeway RRP upon a termination of employment due to death or upon retirement, regardless of age.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes compensation plans under which our equity securities are authorized for issuance as of December 28, 2013.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities. remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	4,142,875	$15.84	3,431,000
Equity compensation plans not approved by security holders	0	0	0
Total	4,142,875	$15.84	3,431,000

(1)	Consists of the 2013 Equity Incentive Award Plan, the Second Amended and Restated 2006 Restricted Stock and Restricted Stock Unit Plan and the Amended and Restated 2007 Stock Option and Stock Appreciation Right Plan.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Blackhawk under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the compensation committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s 2013 Annual Report on Form 10-K.

Compensation Committee

Robert L. Edwards, Chairman

Paul Hazen

Arun Sarin

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Blackhawk under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The primary purpose of the audit committee is to oversee our financial reporting processes on behalf of the Board. The audit committee’s functions are more fully described in its charter, which is available on our website at http://ir.blackhawknetwork.com. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management Blackhawk’s audited consolidated financial statements as of and for the year ended December 28, 2013.

The audit committee has discussed with Deloitte & Touche LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees” as adopted by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the audit committee discussed with Deloitte & Touche LLP their independence, and received from Deloitte & Touche LLP the written disclosures and the letter required by the PCAOB regarding the firm’s independence from Blackhawk. Finally, the audit committee discussed with Deloitte & Touche LLP, with and without management present, the scope and results of Deloitte & Touche LLP’s audit of such financial statements.

Based on these reviews and discussions, the audit committee has recommended to the Board that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 28, 2013 for filing with the SEC. The audit committee also has engaged Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 3, 2015 and is seeking ratification of such selection by the stockholders.

Audit Committee

Mohan Gyani, Chairman

Robert L. Edwards

Lawrence F. Probst III

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We describe below each transaction during fiscal year 2013 to which we were a party or will be a party in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	a director, executive officer, holder or group of holders known to us to beneficially own more than 5% of any class of our voting securities or any member of their immediate family had or will have a direct or indirect material interest in the transaction.

Relationship with Safeway and Related Transactions

Our relationship with Safeway is currently governed by various agreements, including the agreements discussed below.

On March 24, 2014, Safeway announced that its board of directors had declared a special stock dividend to Safeway’s stockholders of the 37,838,709 shares of our Class B Common Stock owned by Safeway (the “Spin-Off”). The date of distribution by Safeway of the special stock dividend is contemplated to be April 14, 2014, and the distribution will take place in the form of a pro rata dividend of Class B Common Stock to each Safeway stockholder of record as of the close of business on April 3, 2014.

Gift Card Transfer and Management Agreement

Under the Gift Card Transfer and Management Agreement that we entered into with Safeway in February 2006 (the “Card Management Agreement”), we provide Safeway with certain operations, customer service, marketing and information technology support services for Safeway-branded gift cards issued by them. For such services, we receive a portion of amounts outstanding on the Safeway-issued cards but not redeemed within a certain period of time. During 2013, we recognized revenue in the amount of $2.0 million under the Card Management Agreement.

Gift Card Alliance Partners Program Agreements (U.S. and Canada)

We entered into the Amended and Restated Gift Card Alliance Partners Program Agreement with Safeway effective December 30, 2012, as amended in February 2014 (the “U.S. Alliance Partner Agreement”). Our wholly-owned subsidiary Blackhawk Network (Canada) Ltd. (“Blackhawk Canada”) entered into the Amended and Restated Alliance Partners Program Agreement with Canada Safeway Limited (now CSL IT Services ULC), a subsidiary of Safeway (“Safeway Canada”), effective March 15, 2013 (the “Canadian Alliance Partner Agreement”). We refer to the U.S. Alliance Partner Agreement and the Canadian Alliance Partner Agreement collectively as the “Safeway Alliance Partner Agreements.” Under the Safeway Alliance Partner Agreements, Safeway and Safeway Canada offer gift cards, prepaid telecom cards and handsets and GPR cards provided by us for sale in Safeway stores in the United States and Canada, and Blackhawk and Blackhawk Canada provide funds and services relating to the management, marketing and service of products and services offered through the Safeway Alliance Partner Agreements, as well as relating to the launch and implementation of pilot programs for new products and services. Under the Safeway Alliance Partner Agreements, Safeway and Safeway Canada receive a portion of the commissions and other fees that we receive from our content providers and consumers in connection with the purchase, activation, load, reload and use of our products and services offered through Safeway stores. Under the U.S. Alliance Partner Agreement, Safeway also may earn incremental shares of commission based on achievement of increased average load value per store in each of its U.S. operating divisions.

In connection with the sale of the net assets of Safeway Canada to Sobeys Inc., effective as of November 3, 2013, the Canadian Alliance Partner Agreement was assigned to Sobeys West Inc. and Safeway Canada was released from the related obligations assumed by Sobeys West Inc.

During 2013, under the Safeway Alliance Partner Agreements, we remitted to Safeway and Safeway Canada an aggregate of $58.1 million, payable out of commissions and other fees. During 2013, under the Safeway Alliance Partner Agreements, Safeway and Safeway Canada remitted to us an aggregate of $6.8 million for the purchase of telecom handsets and other products as well as the rebilling of miscellaneous costs.

Card Production and Card Services Agreements (U.S. and Canada)

In October 2011 and November 2011 (as amended in March 2012), we entered into Agreements for Services with Safeway and Safeway Canada in the United States and Canada, respectively, under which we produce Safeway-branded gift cards and card carriers and provide to Safeway activation, data processing, customer service and related services for Safeway-branded gift cards. Under these agreements, Safeway and Safeway Canada pay us a fee for each card we produce, as well as transaction-based fees for the services we provide.

In connection with the sale of the net assets of Safeway Canada to Sobeys Inc., effective as of November 3, 2013, the Canadian Agreement for Services was assigned to Sobeys West Inc. and Safeway Canada was released from the related obligations assumed by Sobeys West Inc.

During 2013, we recognized revenue in the amount of $3.3 million under the U.S. and Canada agreements.

Administrative Services Agreements (U.S. and Canada)

In March 2013, we entered into an Amended and Restated Administrative Services Agreement with Safeway whereby Safeway provides us with certain administrative services, including those relating to facilities administration and services, tax planning and administration, treasury and insurance. We pay Safeway an amount equal to the actual or estimated incremental cost to Safeway in providing such services, as agreed to by the parties from time to time. During 2013, we paid Safeway an aggregate of $0.5 million for such services under the Amended and Restated Administrative Services Agreement.

In January 2008, we entered into a Canadian Administrative Services Agreement with Safeway Canada whereby Safeway Canada provides us with certain administrative services, including those relating to information technology support, operations, facilities administration, human resources, tax planning and administration, accounting and treasury. Blackhawk Canada pays Safeway Canada an amount equal to the actual or estimated amount of incremental cost to Safeway Canada in providing such services, as agreed to by the parties from time to time. In connection with the sale of the net assets of Safeway Canada to Sobeys Inc., effective on November 3, 2013, Safeway Canada ceased providing services to Blackhawk Canada under this agreement, provided that certain services continue under a transition services agreement. During 2013, we paid Safeway Canada an aggregate of $0.1 million under the Canadian Administrative Services Agreement.

Bulk and Online Sales Agreement

In November 2007, we entered into a Gift Card Agreement—Bulk and Online Sales (the “Bulk and Online Sales Agreement”) with Safeway, pursuant to which Safeway authorized us to offer, sell and distribute Safeway-branded gift cards through our bulk sales program, through kiosks in malls, airports or other retail areas and through our online sales channels. Under the Bulk and Online Sales Agreement, Safeway pays us a percentage of the stored value of each activated gift card sold through the bulk sales or online sales channels. During 2013, we recognized revenue in the amount of $2.4 million under the Bulk and Online Sales Agreement.

Amended and Restated Tax Sharing Agreement

Safeway has filed federal income tax returns and certain state income tax returns with us on a consolidated basis since 2003. Effective December 30, 2012, we and Safeway amended and restated the prior Tax Sharing Agreement dated January 2006, as amended January 2010 (the “Amended and Restated TSA”). Under the Amended and Restated TSA, we and Safeway generally make payments to each other such that, with respect to

U.S. federal income tax returns for any taxable period in which we or any of our subsidiaries are included in Safeway’s consolidated group for U.S. federal income tax purposes, the amount of taxes to be paid by us is determined, subject to certain adjustments, as if we and each of our subsidiaries included in such consolidated group filed our own consolidated federal income tax return. For state and local income tax purposes, the amended and restated TSA provides that we and Safeway will generally make payments to each other such that, with respect to state and local income tax returns for any taxable period in which we or any of our subsidiaries are included in Safeway’s combined, consolidated or unitary group for state or local income tax purposes, the amount of taxes to be paid by us is determined, subject to certain limitations, by calculating the excess of any taxes shown due on any such return over the amount that would otherwise be due if the return were recalculated by excluding us and any of our included subsidiaries. Following our Offering in April 2013, we did not expect to be included in the Safeway consolidated group for U.S. federal income tax purposes and for some state and local income tax purposes. Although there is no assurance, we now anticipate being included in the Safeway consolidated group for U.S. federal income tax purposes and for some state and local income tax purposes for 2013 and the portion of 2014 through the date of the Spin-Off.

In connection with the Spin-Off recently announced by Safeway, we and Safeway currently are revising the Amended and Restated TSA. We anticipate entering into the revised agreement on or before the date of the Spin-Off.

During 2013, we paid Safeway $16.3 million for current and prior years’ taxes due under the Amended and Restated TSA.

Lease Agreements

We lease our corporate office from Safeway under a sublease that expires in April 2017. We also lease approximately 6,000 square feet of office space from Safeway in Phoenix, Arizona under a lease agreement that expires in 2014. During 2013, we paid Safeway an aggregate of $2.0 million pursuant to these lease agreements.

Cash Management and Treasury Services Agreement

On April 4, 2013, we entered into a cash management and treasury services agreement with Safeway (the “CMATSA”). The CMATSA sets forth the terms and conditions of the cash management and credit services provided to us by Safeway and Safeway Canada. During 2013, Safeway and Safeway Canada were permitted to borrow cash from our operating accounts in excess of our immediate working capital and other operating requirements, calculated in accordance with the CMATSA, on an overnight basis, to meet Safeway’s and Safeway Canada’s short-term funding requirements, as described below under “Overnight Cash Advances.” The services to be provided under the CMATSA include, among others: (i) assisting us in the investment of the excess cash described in the preceding sentence, to the extent it is not borrowed by Safeway; (ii) lending us an amount necessary to satisfy our short-term working capital requirements (as calculated in accordance with the agreement) under the unsecured demand promissory notes described below under “Working Capital Notes;” and (iii) providing guarantees for liabilities related to our operating activities for a certain period of time and described below under “Guarantees.”

The CMATSA, together with the promissory notes thereunder, was terminated effective March 28, 2014 in connection with the Credit Agreement dated March 28, 2014 entered into by us and a group of banks led by Wells Fargo Bank, National Association, and the closing on the same date of the transactions contemplated thereby (the “Credit Agreement”).

Overnight Cash Advances

During 2013, we advanced a portion of our U.S. cash balances at the end of every day to Safeway, which invested these amounts in overnight investments. These advances were made in accordance with the CMATSA pursuant to unsecured promissory notes thereunder. During 2013, Safeway Canada did not utilize the overnight cash advance facility. Interest on U.S. cash advances accrued daily at a rate equal to the higher of (i) the midpoint between the borrower’s lowest net cost for the issuance of overnight commercial paper and the highest rate available to the holder of the note for overnight investment in high grade commercial paper and (ii) the lowest rate of interest that complies with both Section 7872(f)(2)(B) of the Code and Treasury Regulations Sections 1.482-2(a)(2)(iii)(B) and (C) and was payable on the last day of our fiscal year. Effective as of March 28, 2014 in connection with our entry into the Credit Agreement, this note, with $0.0 million in principal amount outstanding, was cancelled.

During 2013, the largest outstanding principal amount of U.S. cash advances was $595.0 million, and interest income totaled $0.2 million, at an average interest rate of 0.49%. As of year-end 2013, $0.0 million in principal amount remained outstanding.

Working Capital Notes

Under the CMATSA and in accordance with the terms of the related unsecured demand promissory notes, we and Blackhawk Canada had the ability during 2013 to borrow an amount necessary to satisfy our short-term working capital requirements. Such amount was calculated in accordance with the CMATSA, but subject to a maximum of $175 million in U.S. dollars and a maximum of $10 million in Canadian dollars. During 2013, Blackhawk Canada did not draw down on the Canadian working capital note. Interest on the U.S. working capital note compounded semiannually and was subject to an interest rate equal to the lowest rate of interest that complies with both Section 7872(f)(2)(B) of the Code and Treasury Regulations Sections 1.482-2(a)(2)(iii)(B) and (C). Interest under the U.S. working capital note was payable on the last day of our fiscal year. Effective as of March 28, 2014 in connection with our entry into the Credit Agreement, this note, in the amount of $103 million, was repaid and cancelled.

During 2013, the largest principal amount outstanding under the U.S. working capital note was $165.0 million, and interest expense under this note was immaterial. As of year-end 2013, $0.0 million in principal amount remained outstanding.

Guarantees

In accordance with the CMATSA, Safeway has in limited instances provided guarantees to certain content providers with respect to obligations of ours relating to distribution partner card sales. These guarantees have stated maximum amounts and expiration dates. These guarantees have a variety of termination provisions, some of which include (i) Safeway ceasing to own a specified percentage of our issued and outstanding voting stock and (ii) the issuance of a replacement letter of credit with a financial institution to cover such obligations. We are currently in negotiation with our content providers whose Safeway-provided guarantees are expected to terminate upon or soon after the Spin-Off, and we anticipate that we will be able to make alternative credit arrangements, in some cases under the credit facilities available under the Credit Agreement.

Stock Options and Restricted Stock

Certain Blackhawk employees participate in the stock option and restricted stock plans of Safeway. During 2013, we recognized compensation expense in the amount of $0.2 million. We settle these expenses with Safeway each period through a cash settlement.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors, executive officers and certain other employees. These agreements, among other things, require us to indemnify each individual to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the individual in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director, officer or other employee.

Policies and Procedures for Related Party Transactions

The Board has adopted a written related person transaction policy that sets forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act of 1933, as amended, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person.

As provided by our audit committee charter, our audit committee is responsible for reviewing and approving in advance any related party transaction, other than matters relating to Safeway. Our conflicts committee is responsible for reviewing all of our related party transactions in which Safeway is a party with an interest adverse to our interests.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

NOTICE OF ELECTRONIC AVAILABILITY OF PROXY MATERIALS

In accordance with regulations adopted by the SEC, instead of mailing a printed copy of our proxy materials, including the 2013 Annual Report (as defined below), to each stockholder of record, we may now furnish these materials on the Internet unless the stockholder has previously requested to receive these materials by mail or e-mail. On or about April 9, 2014, we mailed to our stockholders who have not previously requested to receive these materials by mail or e-mail a Notice of Internet Availability of Proxy Materials containing instructions on how to access this Proxy Statement and the 2013 Annual Report and to vote online. The Notice instructs you as to how you may access and review all of the important information contained in the proxy materials. The Notice also instructs you as to how you may submit your proxy on the Internet or by telephone. If you received the Notice by mail, you will not automatically receive a printed copy of our proxy materials or the 2013 Annual Report unless you follow the instructions for requesting these materials included in the Notice.

INCORPORATION BY REFERENCE

The information contained above under the captions “Report of the Compensation Committee” and “Report of the Audit Committee” shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor will such information be incorporated by reference into any future SEC filing except to the extent that Blackhawk specifically incorporates it by reference into such filing.

ANNUAL REPORTS

Our Annual Report on Form 10-K for the year ended December 28, 2013 (the “2013 Annual Report”), which is not a part of our proxy soliciting materials, is being mailed with this Proxy Statement to those stockholders that request and receive a copy of the proxy materials in the mail. Stockholders that received the Notice of Internet Availability of Proxy Materials can access this Proxy Statement and our 2013 Annual Report at www.proxyvote.com, which does not have “cookies” that identify visitors to the site. Requests for copies of our 2013 Annual Report may also be directed to Secretary, c/o Blackhawk Network Holdings, Inc., 6220 Stoneridge Mall Road, Pleasanton, CA 94588.

We have filed our 2013 Annual Report with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Exhibits to the 2013 Annual Report are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to Secretary, c/o Blackhawk Network Holdings, Inc., 6220 Stoneridge Mall Road, Pleasanton, CA 94588.

Appendix A

BLACKHAWK NETWORK HOLDINGS, INC.

2013 EQUITY INCENTIVE AWARD PLAN

ARTICLE 1.

PURPOSE

The purpose of the Blackhawk Network Holdings, Inc. 2013 Equity Incentive Award Plan (the “Plan”) is to promote the success and enhance the value of Blackhawk Network Holdings, Inc. (the “Company”) by linking the individual interests of Employees, Consultants and members of the Board to those of the Company’s stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to the Company’s stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of those individuals upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1 “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 13 hereof. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 13.6 hereof, or which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

2.2 “Affiliate” shall mean any Parent or Subsidiary.

2.3 “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

2.4 “Applicable Law” shall mean any applicable law, including without limitation, (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.

2.5 “Award” shall mean an Option, a Restricted Stock award, a Restricted Stock Unit award, a Performance Award, a Dividend Equivalent award, a Deferred Stock award, a Stock Payment award, an award of Stock Appreciation Rights, an Other Incentive Award or a Performance Share Award, which may be awarded or granted under the Plan.

2.6 “Award Agreement” shall mean any written notice, agreement, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.

2.7 “Board” shall mean the Board of Directors of the Company.

2.8 “Cause” shall mean, with respect to any Participant, “Cause” as defined in such Participant’s employment agreement with the Company if such an agreement exists and contains a definition of Cause or, if no such agreement exists or such agreement does not contain a definition of Cause, then Cause shall mean (a) the Participant’s substantial and continued failure to perform material duties in a satisfactory manner where such failure causes or is reasonably expected to cause material harm to the Company (other than a failure resulting from death or disability (as defined in Section 22(e)(3) of the Code) for thirty (30) days after written notice thereof from the Company describing the failure to perform such duties; (b) the Participant’s engaging in any material act of dishonesty, fraud, embezzlement or misrepresentation that was or is likely to be materially injurious to the Company; (c) the Participant’s knowing violation of any federal or state law or regulation applicable to the Company’s business that was or is likely to be materially injurious to the Company; (d) the Participant’s material breach of any confidentiality agreement or invention assignment agreement or any other material agreement between the Participant and the Company; (e) the Participant’s commission of, or plea of nolo contendere to, any felony or crime of moral turpitude; (f) repeated and knowing material failure by the Participant to comply with the Company’s written policies or rules, after written notice of such failure; or (g) gross negligence or willful misconduct that does or reasonably could be expected to cause material harm to the Company.

2.9 “Change in Control” shall mean the occurrence of any of the following events:

(a) The consummation of a transaction or series of transactions (other than an offering of Shares to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Parents or Subsidiaries, an employee benefit plan maintained by the Company or any of its Parents or Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b) During any twelve (12)-month period beginning on or after the Effective Date, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.9(a) or Section 2.9(c) hereof) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such twelve (12)-month period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination, (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case, other than a transaction:

(i) Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)), directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii) After which no person or group beneficially owns voting securities representing fifty percent (50%) or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.9(c)(ii) as beneficially owning fifty percent (50%) or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d) Approval by the Company’s stockholders of a liquidation or dissolution of the Company.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or portion of an Award) that provides for the deferral of compensation that is subject to Section 409A of the Code, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5). Consistent with the terms of this Section 2.9, the Administrator shall have full and final authority to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto.

2.10 “Class B Common Stock” shall mean the Class B common stock of the Company, par value $0.001 per share.

2.11 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder, whether issued prior or subsequent to the grant of any Award.

2.12 “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board described in Article 13 hereof.

2.13 “Common Stock” shall mean the Class A common stock of the Company, par value $0.001 per share.

2.14 “Company” shall mean Blackhawk Network Holdings, Inc., a Delaware corporation.

2.15 “Consultant” shall mean any consultant or advisor of the Company or any Affiliate who qualifies as a consultant or advisor under the applicable rules of Form S-8 Registration Statement.

2.16 “Covered Employee” shall mean any Employee who is, or could become, a “covered employee” within the meaning of Section 162(m) of the Code.

2.17 “Deferred Stock” shall mean a right to receive Shares awarded under Section 9.4 hereof.

2.18 “Director” shall mean a member of the Board, as constituted from time to time.

2.19 “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 9.2 hereof.

2.20 “DRO” shall mean a “domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

2.21 “Effective Date” shall mean the date on which the Company’s registration statement relating to its initial public offering becomes effective, provided that the Board has adopted the Plan prior to or on such date, subject to approval of the Plan by the Company’s stockholders.

2.22 “Eligible Individual” shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Administrator.

2.23 “Employee” shall mean any officer or other employee (within the meaning of Section 3401(c) of the Code) of the Company or any Affiliate.

2.24 “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding stock-based Awards.

2.25 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.26 “Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:

(a) If the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) listed on any national market system or (iii) listed, quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b) If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c) If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.

Notwithstanding the foregoing, with respect to any Award granted after the effectiveness of the Company’s registration statement relating to its initial public offering and prior to the Public Trading Date, the Fair Market Value shall mean the initial public offering price of a Share as set forth in the Company’s final prospectus relating to its initial public offering filed with the Securities and Exchange Commission.

2.27 “Greater Than 10% Stockholder” shall mean an individual then-owning (within the meaning of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any “parent corporation” or “subsidiary corporation” (as defined in Sections 424(e) and 424(f) of the Code, respectively).

2.28 “Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

2.29 “Individual Award Limit” shall mean the cash and share limits applicable to Awards granted under the Plan, as set forth in Section 3.3 hereof.

2.30 “Non-Employee Director” shall mean a Director of the Company who is not an Employee.

2.31 “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option or which is designated as an Incentive Stock Option but does not meet the applicable requirements Section 422 of the Code.

2.32 “Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 6 hereof. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.

2.33 “Other Incentive Award” shall mean an Award denominated in, linked to or derived from Shares or value metrics related to Shares, granted pursuant to Section 9.7 hereof.

2.34 “Parent” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities ending with the Company if each of the entities other than the Company beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.35 “Participant” shall mean a person who has been granted an Award pursuant to the Plan.

2.36 “Performance Award” shall mean an Award that is granted under Section 9.1 hereof.

2.37 “Performance-Based Compensation” shall mean any compensation that is intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.38 “Performance Criteria” shall mean the criteria (and adjustments) that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:

(a) The Performance Criteria that shall be used to establish Performance Goals are limited to the following: (i) net earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation, (D) amortization and (E) non-cash equity-based compensation expense); (ii) gross or net sales or revenue; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit; (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital; (ix) return on stockholders’ equity; (x) total stockholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) costs; (xiv) funds from operations; (xv) expenses; (xvi) working capital; (xvii) earnings per share; (xviii) adjusted earnings per Share; (xix) price per Share; (xx) regulatory body approval for commercialization of a product; (xxi) implementation or completion of critical projects; (xxii) market share; (xxiii) economic value; (xxiv) debt levels or reduction; (xxv) customer retention; (xxvi) sales-related goals; (xxvii) comparisons with other stock market indices; (xxviii) operating efficiency; (xxix) customer satisfaction and/or growth; (xxx) employee satisfaction; (xxxi) research and development achievements; (xxxii) financing and other capital raising transactions; (xxxiii) recruiting and maintaining personnel; and (xxxiv) year-end cash, any of which may be measured either in absolute terms for the Company or any operating unit of the Company or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

(b) The Administrator may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include, but are not limited to, one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the sale or disposition of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xix) items relating to any other unusual or nonrecurring events or changes in Applicable Law, accounting principles or business conditions. For all Awards intended to qualify as Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

2.39 “Performance Goals” shall mean, with respect to a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of an Affiliate, a division or business unit, or one or more individuals. The achievement of each Performance Goal shall be determined in accordance with Applicable Accounting Standards, to the extent applicable.

2.40 “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Award.

2.41 “Performance Share Award” shall mean a contractual right awarded under Section 9.6 hereof to receive a number of Shares or the Fair Market Value of a number of Shares in cash based on the attainment of specified Performance Goals or other criteria determined by the Administrator.

2.42 “Permitted Transferee” shall mean, with respect to a Participant, any “family member” of the Participant, as defined under the General Instructions to Form S-8 Registration Statement under the Securities Act or any successor Form thereto, or any other transferee specifically approved by the Administrator, after taking into account Applicable Law.

2.43 “Plan” shall mean this Blackhawk Network Holdings, Inc. 2013 Equity Incentive Award Plan, as it may be amended from time to time.

2.44 “Prior Plans” shall mean the Blackhawk Network Holdings, Inc. Second Amended and Restated 2006 Restricted Stock and Restricted Stock Unit Plan, as may be amended from time to time, and the Blackhawk Network Holdings, Inc. Amended and Restated 2007 Stock Option and Stock Appreciation Right Plan, as may be amended from time to time.

2.45 “Program” shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.

2.46 “Public Trading Date” shall mean the first date upon which the Common Stock is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system.

2.47 “Restricted Stock” shall mean an award of Shares made under Article 8 hereof that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.48 “Restricted Stock Unit” shall mean a contractual right awarded under Section 9.5 hereof to receive in the future a Share or the Fair Market Value of a Share in cash.

2.49 “Securities Act” shall mean the Securities Act of 1933, as amended.

2.50 “Share Limit” shall have the meaning provided in Section 3.1(a) hereof.

2.51 “Shares” shall mean shares of Common Stock.

2.52 “Stock Appreciation Right” shall mean a stock appreciation right granted under Article 10 hereof.

2.53 “Stock Payment” shall mean a payment in the form of Shares awarded under Section 9.3 hereof.

2.54 “Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.55 “Substitute Award” shall mean an Award granted under the Plan in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, in any case, upon the assumption of, or in substitution for, an outstanding equity award previously granted by a company or other entity that is party to such transaction; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

2.56 “Successor Entity” shall have the meaning provided in Section 2.9(c)(i) hereof.

2.57 “Termination of Service” shall mean:

(a) As to a Consultant, the time when the engagement of a Participant as a Consultant to the Company and its Affiliates is terminated for any reason, with or without Cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment and/or service as an Employee and/or Director with the Company or any Affiliate.

(b) As to a Non-Employee Director, the time when a Participant who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Participant simultaneously commences or remains in employment and/or service as an Employee and/or Consultant with the Company or any Affiliate.

(c) As to an Employee, the time when the employee-employer relationship between a Participant and the Company and its Affiliates is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement, but excluding terminations where the Participant simultaneously commences and/or remains in service as a Consultant and/or Director with the Company or any Affiliate.

The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service, including without limitation, whether a Termination of Service has occurred, whether any Termination of Service resulted from a discharge for Cause and whether any particular leave of absence constitutes a Termination of Service. For purposes of the Plan, a Participant’s employee-employer relationship or consultancy relationship shall be deemed to be terminated in the event that the Affiliate employing or contracting with such Participant ceases to remain an Affiliate following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

3.1 Number of Shares.

(a) Subject to Sections 3.1(b), 14.1 and 14.2 hereof, the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan shall be equal to the sum of (i) three million (3,000,000) Shares and (ii) any shares of Class B Common Stock which, as of the Effective Date, are (A) available for issuance under the Prior Plans or (B) underlying awards outstanding under the Prior Plans that, on or after the Effective Date, terminate, expire or lapse for any reason without the delivery of shares to the holder thereof, up to a maximum of four million six hundred twenty-three thousand eight hundred ninety-two (4,623,892) shares (the “Share Limit”), all of which may be issued as Incentive Stock Options; provided, however, that notwithstanding the foregoing, Shares added to the Share Limit pursuant to Section 3.1(a)(ii) shall be available for issuance as Incentive Stock Options only to the extent that making such Shares available for issuance as Incentive Stock Options would not cause any Incentive Stock Option to cease to qualify as such. For the avoidance of doubt, any shares of Class B Common Stock that are referenced in Section 3.1(a)(ii) shall be added to the Share Limit as shares of Common Stock. Notwithstanding the foregoing, to the extent permitted under Applicable Law, Awards that provide for the delivery of Shares subsequent to the applicable grant date may be granted in excess of the Share Limit if such Awards provide for the forfeiture or cash settlement of such Awards to the extent that insufficient Shares remain under the Share Limit at the time that Shares would otherwise be issued in respect of such Award. As of the Effective Date, no further awards may be granted under the Prior Plans; however, any awards under the Prior Plans that are outstanding as of the Effective Date shall continue to be subject to the terms and conditions of the applicable Prior Plan.

(b) If any Shares subject to an Award are forfeited or expire or such Award is settled for cash (in whole or in part), the Shares subject to such Award shall, to the extent of such forfeiture, expiration or cash settlement, again be available for future grants of Awards under the Plan and shall be added back to the Share Limit in the same number of Shares as were debited from the Share Limit in respect of the grant of such Award (as may be adjusted in accordance with Section 14.2 hereof). Notwithstanding anything to the contrary contained herein, the following Shares shall not be added back to the Share Limit and will not be available for future grants of Awards: (i) Shares tendered by a Participant or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and (iv) Shares purchased on the open market with the cash proceeds from the exercise of Options. Any Shares repurchased by the Company under Section 8.4 hereof at the same price paid by the Participant so that such Shares are returned to the Company will again be available for Awards. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

(c) Substitute Awards shall not reduce the Shares authorized for grant under the Plan. Additionally, in the event that a company acquired by the Company or any Affiliate, or with which the Company or any Affiliate combines, has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan in the Board’s discretion at the time of such acquisition or combination, as applicable, and shall not reduce the Shares authorized for grant under the Plan; provided, however, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.

3.2 Stock Distributed. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.

3.3 Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Section 14.2 hereof, the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any one person during any calendar year (measured from the date of any grant) shall be one million (1,000,000) and the maximum aggregate amount of cash that may be paid in cash during any calendar year (measured from the date of any payment) with respect to one or more Awards payable in cash shall be two million dollars ($2,000,000) (together, the “Individual Award Limits”); provided, however, that the foregoing limitations shall not apply until the earliest of the following events to occur after the Public Trading Date: (a) the first material modification of the Plan (including any increase in the Share Limit in accordance with Section 3.1 hereof); (b) the issuance of all of the Shares reserved for issuance under the Plan; (c) the expiration of the Plan; (d) the first meeting of stockholders at which members of the Board are to be elected that occurs after the close of the third calendar year following the calendar year in which occurred the first registration of an equity security of the Company under Section 12 of the Exchange Act; or (e) such other date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder.

ARTICLE 4.

GRANTING OF AWARDS

4.1 Participation. The Administrator may, from time to time, select from among all Eligible Individuals, those to whom one or more Awards shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. Except as provided in Article 12 hereof regarding the automatic grant of Awards to Non-Employee Directors or any applicable Program, no Eligible Individual shall have any right to be granted an Award pursuant to the Plan.

4.2 Award Agreement. Each Award shall be evidenced by an Award Agreement stating the terms and conditions applicable to such Award, consistent with the requirements of the Plan and any applicable Program.

4.3 Limitations Applicable to Section 16 Persons. Notwithstanding anything contained herein to the contrary, with respect to any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, the Plan, any applicable Program and the applicable Award Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule, and such additional limitations shall be deemed to be incorporated by reference into such Award to the extent permitted by Applicable Law.

4.4 At-Will Service. Nothing in the Plan or in any Program or Award Agreement hereunder shall confer upon any Participant any right to continue as an Employee, Director or Consultant of the Company or any Affiliate, or shall interfere with or restrict in any way the rights of the Company or any Affiliate, which rights are hereby expressly reserved, to discharge any Participant at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of any Participant’s employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Participant and the Company or any Affiliate.

4.5 Foreign Participants. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Affiliates operate or have Employees, Non-Employee Directors or Consultants, or in order to comply with the requirements of any foreign securities exchange, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Affiliates shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws or listing requirements of any such foreign securities exchange; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (and any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the Share Limit or Individual Award Limits contained in Sections 3.1 and 3.3 hereof, respectively; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign securities exchange. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate Applicable Law.

4.6 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

ARTICLE 5.

PROVISIONS APPLICABLE TO AWARDS INTENDED TO QUALIFY AS

PERFORMANCE-BASED COMPENSATION

5.1 Purpose. The Committee, in its sole discretion, may determine whether any Award is intended to qualify as Performance-Based Compensation. If the Committee, in its sole discretion, decides to grant an Award to an Eligible Individual that is intended to qualify as Performance-Based Compensation, then the provisions of this Article 5 shall control over any contrary provision contained in the Plan. The Administrator may in its sole discretion grant Awards to Eligible Individuals that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 5 and that are not intended to qualify as Performance-Based Compensation. Unless otherwise specified by the Committee at the time of grant, the Performance Criteria with respect to an Award intended to be Performance-Based Compensation payable to a Covered Employee shall be determined on the basis of Applicable Accounting Standards.

5.2 Applicability. The grant of an Award to an Eligible Individual for a particular Performance Period shall not require the grant of an Award to such Eligible Individual in any subsequent Performance Period and the grant of an Award to any one Eligible Individual shall not require the grant of an Award to any other Eligible Individual in such period or in any other period.

5.3 Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the requirements of Section 162(m)(4)(C) of the Code, with respect to any Award which is intended to qualify as Performance-Based Compensation, no later than ninety (90) days following the commencement of any Performance Period or any designated fiscal period or period of service (or such earlier time as may be required under Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Eligible Individuals; (b) select the Performance Criteria applicable to the Performance Period; (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period based on the Performance Criteria; and (d) specify the relationship between the Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether and the extent to which the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned under such Awards, unless otherwise provided in an applicable Program or Award Agreement, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the

Committee may deem relevant, including the assessment of individual or corporate performance for the Performance Period.

5.4 Payment of Performance-Based Awards. Unless otherwise provided in the applicable Program or Award Agreement (and only to the extent otherwise permitted by Section 162(m)(4)(C) of the Code), the holder of an Award that is intended to qualify as Performance-Based Compensation must be employed by the Company or an Affiliate throughout the applicable Performance Period. Unless otherwise provided in the applicable Performance Goals, Program or Award Agreement, a Participant shall be eligible to receive payment pursuant to such Awards for a Performance Period only if and to the extent the Performance Goals for such applicable Performance Period are achieved.

5.5 Additional Limitations. Notwithstanding any other provision of the Plan and except as otherwise determined by the Administrator, any Award which is granted to an Eligible Individual and is intended to qualify as Performance-Based Compensation shall be subject to any additional limitations imposed by Section 162(m) of the Code that are requirements for qualification as Performance-Based Compensation, and the Plan, the Program and the Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 6.

GRANTING OF OPTIONS

6.1 Granting of Options to Eligible Individuals. The Administrator is authorized to grant Options to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine which shall not be inconsistent with the Plan.

6.2 Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or any “parent corporation” or “subsidiary corporation” of the Company (as defined in Sections 424(e) and 424(f) of the Code, respectively). No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Participant, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code. To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Participant during any calendar year under the Plan and all other plans of the Company or any “parent corporation” or “subsidiary corporation” of the Company (as defined in Section 424(e) and 424(f) of the Code, respectively) exceeds one hundred thousand dollars ($100,000), the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the Fair Market Value of stock shall be determined as of the time the respective options were granted. In addition, to the extent that any Options otherwise fail to qualify as Incentive Stock Options, such Options shall be treated as Nonqualified Stock Options.

6.3 Option Exercise Price. Except as provided in Section 6.6 hereof, the exercise price per Share subject to each Option shall be set by the Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

6.4 Option Term. The term of each Option shall be set by the Administrator in its sole discretion; provided, however, that the term shall not be more than ten (10) years from the date the Option is granted, or five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Participant has the right to exercise the vested Options, which time period may not extend beyond the stated term of the Option. Except as limited by the requirements of Section 409A or Section 422 of the Code, the Administrator may extend the term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any Termination of Service of the Participant, and may amend any other term or condition of such Option relating to such a Termination of Service.

6.5 Option Vesting.

(a) The terms and conditions pursuant to which an Option vests in the Participant and becomes exercisable shall be determined by the Administrator and set forth in the applicable Award Agreement. Such vesting may be based on service with the Company or any Affiliate, any of the Performance Criteria, or any other criteria selected by the Administrator. At any time after the grant of an Option, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the vesting of the Option, including following a Termination of Service; provided, that in no event shall an Option become exercisable following its expiration, termination or forfeiture.

(b) No portion of an Option which is unexercisable at a Participant’s Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in an applicable Program, the applicable Award Agreement or by action of the Administrator following the grant of the Option.

6.6 Substitute Awards. Notwithstanding the foregoing provisions of this Article 6 to the contrary, in the case of an Option that is a Substitute Award, the price per Share of the Shares subject to such Option may be less than the Fair Market Value per share on the date of grant, provided, however, that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Sections 424 and 409A of the Code.

6.7 Substitution of Stock Appreciation Rights. The Administrator may, in its sole discretion, substitute an Award of Stock Appreciation Rights for an outstanding Option at any time prior to or upon exercise of such Option; provided, however, that such Stock Appreciation Rights shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable, and shall also have the same exercise price and remaining term as the substituted Option.

ARTICLE 7.

EXERCISE OF OPTIONS

7.1 Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option, a partial exercise must be with respect to a minimum number of Shares.

7.2 Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a) A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Participant or other person then entitled to exercise the Option or such portion of the Option;

(b) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law. The Administrator may, in its sole discretion, also take such additional actions as it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c) In the event that the Option shall be exercised pursuant to Section 11.3 hereof by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Option, as determined in the sole discretion of the Administrator; and

(d) Full payment of the exercise price and applicable withholding taxes to the stock administrator of the Company for the Shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by the Administrator in accordance with Sections 11.1 and 11.2 hereof.

7.3 Notification Regarding Disposition. The Participant shall give the Company prompt written or electronic notice of any disposition of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two (2) years after the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Participant, or (b) one (1) year after the date of transfer of such Shares to such Participant.

ARTICLE 8.

RESTRICTED STOCK

8.1 Award of Restricted Stock.

(a) The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions, applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

(b) The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value of the Shares to be purchased, unless otherwise permitted by Applicable Law. In all cases, legal consideration shall be required for each issuance of Restricted Stock to the extent required by Applicable Law.

8.2 Rights as Stockholders. Subject to Section 8.4 hereof, upon issuance of Restricted Stock, the Participant shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said shares, subject to the restrictions in an applicable Program or in the applicable Award Agreement, including the right to receive dividends and other distributions paid or made with respect to the shares; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the shares shall be subject to the restrictions set forth in Section 8.3 hereof.

8.3 Restrictions. All shares of Restricted Stock (including any shares received by Participants thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of an applicable Program or the applicable Award Agreement, be subject to such restrictions and vesting requirements as the Administrator shall provide. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Administrator, including, without limitation, criteria based on the Participant’s continued employment, directorship or consultancy with the Company, the Performance Criteria, Company or Affiliate performance, individual performance or other criteria selected by the Administrator. By action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of any Program or by the applicable Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

8.4 Repurchase or Forfeiture of Restricted Stock. If no purchase price was paid by the Participant for the Restricted Stock, upon a Termination of Service, the Participant’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration. If a purchase price was paid by the Participant for the Restricted Stock, upon a Termination of Service, the Company shall have the right to repurchase from the Participant the unvested Restricted Stock then-subject to restrictions at a cash price per share equal to the price paid by the Participant for such Restricted Stock or such other amount as may be specified in an applicable Program or the applicable Award Agreement. The Administrator in its sole discretion may provide that, upon certain events, including without limitation a Change in Control, the Participant’s death, retirement or disability, any other specified Termination of Service or any other event, the Participant’s rights in unvested Restricted Stock shall not terminate, such Restricted Stock shall vest and cease to be forfeitable and, if applicable, the Company shall cease to have a right of repurchase.

8.5 Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. Certificates or book entries evidencing shares of Restricted Stock must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, in its sole discretion, retain physical possession of any stock certificate until such time as all applicable restrictions lapse.

8.6 Section 83(b) Election. If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

ARTICLE 9.

PERFORMANCE AWARDS; DIVIDEND EQUIVALENTS; STOCK PAYMENTS;

DEFERRED STOCK; RESTRICTED STOCK UNITS; PERFORMANCE SHARE

AWARDS; OTHER INCENTIVE AWARDS

9.1 Performance Awards.

(a) The Administrator is authorized to grant Performance Awards to any Eligible Individual and to determine whether such Performance Awards shall be Performance-Based Compensation. The value of Performance Awards may be linked to any one or more of the Performance Criteria or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator.

(b) Without limiting Section 9.1(a) hereof, the Administrator may grant Performance Awards to any Eligible Individual in the form of a cash bonus payable upon the attainment of objective Performance Goals, or such other criteria, whether or not objective, which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Any such bonuses paid to a Participant which are intended to be Performance-Based Compensation shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Article 5 hereof.

9.2 Dividend Equivalents.

(a) Subject to Section 9.2(b) hereof, Dividend Equivalents may be granted by the Administrator, either alone or in tandem with another Award, based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date the Dividend Equivalents are granted to a Participant and the date such Dividend Equivalents terminate or expire, as determined by the Administrator. Such Dividend

Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Administrator. In addition, the Administrator may provide that Dividend Equivalents with respect to Shares covered by an Award shall only be paid out to the Participant at the same time or times and to the same extent that the vesting conditions, if any, are subsequently satisfied and the Award vests with respect to such Shares.

(b) Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights, unless otherwise determined by the Administrator.

9.3 Stock Payments. The Administrator is authorized to make one or more Stock Payments to any Eligible Individual. The number or value of Shares of any Stock Payment shall be determined by the Administrator and may be based upon one or more Performance Criteria or any other specific criteria, including service to the Company or any Affiliate, determined by the Administrator. Stock Payments may, but are not required to, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Eligible Individual.

9.4 Deferred Stock. The Administrator is authorized to grant Deferred Stock to any Eligible Individual. The number of shares of Deferred Stock shall be determined by the Administrator and may be based on one or more Performance Criteria or other specific criteria, including service to the Company or any Affiliate, as the Administrator determines, in each case on a specified date or dates or over any period or periods determined by the Administrator, subject to compliance with Section 409A of the Code or an exemption therefrom. Shares underlying a Deferred Stock Award which is subject to a vesting schedule or other conditions or criteria set by the Administrator will not be issued until such vesting requirements or other conditions or criteria, as applicable, have been satisfied. Unless otherwise provided by the Administrator, a holder of Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Award has vested and the Shares underlying the Award have been issued to the Participant.

9.5 Restricted Stock Units. The Administrator is authorized to grant Restricted Stock Units to any Eligible Individual. The number and terms and conditions of Restricted Stock Units shall be determined by the Administrator. The Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including conditions based on one or more Performance Criteria or other specific criteria, including service to the Company or any Affiliate, in each case, on a specified date or dates or over any period or periods, as determined by the Administrator. The Administrator shall specify, or permit the Participant to elect, the conditions and dates upon which the Shares underlying the Restricted Stock Units shall be issued, which dates shall not be earlier than the date as of which the Restricted Stock Units vest and become nonforfeitable and which conditions and dates shall be consistent with the applicable provisions of Section 409A of the Code or an exemption therefrom. On the distribution dates, the Company shall issue to the Participant one unrestricted, fully transferable Share (or the Fair Market Value of one such Share in cash) for each vested and nonforfeitable Restricted Stock Unit.

9.6 Performance Share Awards. Any Eligible Individual selected by the Administrator may be granted one or more Performance Share Awards which shall be denominated in a number of Shares and the vesting of which may be linked to any one or more of the Performance Criteria, other specific performance criteria (in each case on a specified date or dates or over any period or periods determined by the Administrator) and/or time-vesting or other criteria, as determined by the Administrator.

9.7 Other Incentive Awards. The Administrator is authorized to grant Other Incentive Awards to any Eligible Individual, which Awards may cover Shares or the right to purchase Shares or have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in or based on, Shares, shareholder value or shareholder return, in each case, on a specified date or dates or over any period or periods determined by the Administrator. Other Incentive Awards may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Administrator.

9.8 Other Terms and Conditions. All applicable terms and conditions of each Award described in this Article 9, including without limitation, as applicable, the term, vesting conditions and exercise/purchase price applicable to the Award, shall be set by the Administrator in its sole discretion, provided, however, that the value of the consideration paid by a Participant for an Award shall not be less than the par value of a Share, unless otherwise permitted by Applicable Law.

9.9 Exercise upon Termination of Service. Awards described in this Article 9 are exercisable or distributable, as applicable, only while the Participant is an Employee, Director or Consultant, as applicable. The Administrator, however, in its sole discretion may provide that such Award may be exercised or distributed subsequent to a Termination of Service as provided under an applicable Program, Award Agreement, payment deferral election and/or upon certain events, including, without limitation, a Change in Control, the Participant’s death, retirement or disability or any other specified Termination of Service.

ARTICLE 10.

STOCK APPRECIATION RIGHTS

10.1 Grant of Stock Appreciation Rights.

(a) The Administrator is authorized to grant Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine consistent with the Plan.

(b) Each Award of Stock Appreciation Rights shall entitle the Participant (or other person entitled to exercise the Award of Stock Appreciation Rights pursuant to the Plan) to exercise all or a specified portion of the Award of Stock Appreciation Rights (to the extent then-exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per Share of the Stock Appreciation Rights from the Fair Market Value on the date of exercise of the Stock Appreciation Right by the number of Stock Appreciation Rights that shall have been exercised, subject to any limitations the Administrator may impose. Except as described in Section 10.1(c) hereof, the exercise price per Share subject to each Stock Appreciation Right shall be set by the Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value on the date the Stock Appreciation Right is granted.

(c) Notwithstanding the provisions of Section 10.1(b) hereof to the contrary, in the case of an Award of Stock Appreciation Rights that is a Substitute Award, the price per share of the shares subject to such Stock Appreciation Rights may be less than 100% of the Fair Market Value per share on the date of grant; provided, however, that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Sections 424 and 409A of the Code.

10.2 Stock Appreciation Right Vesting.

(a) The Administrator shall determine the period during which the Participant shall vest in a Stock Appreciation Right and have the right to exercise such Stock Appreciation Right (subject to Section 10.4 hereof) in whole or in part. Such vesting may be based on service with the Company or any Affiliate, any of the Performance Criteria or any other criteria selected by the Administrator. At any time after grant of a Stock Appreciation Right, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which the Stock Appreciation Right vests.

(b) No portion of a Stock Appreciation Right which is unexercisable at Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in an applicable Program or Award Agreement or by action of the Administrator following the grant of the Stock Appreciation Right, including following a Termination of Service; provided, that in no event shall an Award of Stock Appreciation Rights become exercisable following its expiration, termination or forfeiture.

10.3 Manner of Exercise. All or a portion of an Award of exercisable Stock Appreciation Rights shall be deemed exercised upon delivery of all of the following to the stock administrator of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a) A written or electronic notice complying with the applicable rules established by the Administrator stating that the Stock Appreciation Rights, or a portion thereof, is exercised. The notice shall be signed by the Participant or other person then-entitled to exercise the Stock Appreciation Rights or such portion of the Stock Appreciation Rights;

(b) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance;

(c) In the event that a Stock Appreciation Right shall be exercised pursuant to this Section 10.3 by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Stock Appreciation Right; and

(d) Full payment of the applicable withholding taxes to the stock administrator of the Company for the Shares with respect to which the Stock Appreciation Rights, or portion thereof, are exercised, in a manner permitted by the Administrator in accordance with Sections 11.1 and 11.2 hereof.

10.4 Stock Appreciation Right Term. The term of each Stock Appreciation Right shall be set by the Administrator in its sole discretion; provided, however, that the term shall not be more than ten (10) years from the date the Stock Appreciation Right is granted. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Participant has the right to exercise the vested Stock Appreciation Rights, which time period may not extend beyond the expiration date of the Stock Appreciation Right term. Except as limited by the requirements of Section 409A of the Code, the Administrator may extend the term of any outstanding Stock Appreciation Right, and may extend the time period during which vested Stock Appreciation Rights may be exercised in connection with any Termination of Service of the Participant, and may amend any other term or condition of such Stock Appreciation Right relating to such a Termination of Service.

ARTICLE 11.

ADDITIONAL TERMS OF AWARDS

11.1 Payment. The Administrator shall determine the methods by which payments by any Participant with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Participant has placed a market sell order with a broker with respect to Shares then-issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided, however, that payment of such proceeds is then made to the Company upon settlement of such sale or (d) other form of legal consideration acceptable to the Administrator. The Administrator shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

11.2 Tax Withholding. The Company and its Affiliates shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or an Affiliate, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s social security, Medicare and any other employment tax obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising in connection with any Award. The Administrator may in its sole discretion and in satisfaction of the foregoing requirement allow a Participant to satisfy such obligations by any payment means described in Section 11.1 hereof, including without limitation, by allowing such Participant to elect to have the Company or an Affiliate withhold Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a Fair Market Value on the date of withholding or repurchase no greater than the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of Shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

11.3 Transferability of Awards.

(a) Except as otherwise provided in Section 11.3(b) or (c) hereof:

(i) No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed;

(ii) No Award or interest or right therein shall be subject to the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed, and any attempted disposition of an Award prior to the satisfaction of these conditions shall be null and void and of no effect, except to the extent that such disposition is permitted by clause (i) of this provision; and

(iii) During the lifetime of the Participant, only the Participant may exercise an Award (or any portion thereof) granted to him or her under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Participant, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Participant’s will or under the then-applicable laws of descent and distribution.

(b) Notwithstanding Section 11.3(a) hereof, the Administrator, in its sole discretion, may determine to permit a Participant or a Permitted Transferee of such Participant to transfer an Award other than an Incentive Stock Option (unless such Incentive Stock Option is to become a Non-Qualified Stock Option) to any one or more Permitted Transferees of such Participant, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee (other than to another Permitted Transferee of the applicable Participant) other than by will or the laws of descent and distribution; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Participant (other than the ability to further transfer the Award); and (iii) the Participant (or transferring Permitted Transferee) and the Permitted Transferee shall execute any and all documents requested by the Administrator, including without limitation, documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws and (C) evidence the transfer.

(c) Notwithstanding Section 11.3(a) hereof, a Participant may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Participant, except to the extent the Plan, the Program and the Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Participant is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a “community property” state, a designation of a person other than the Participant’s spouse or domestic partner, as applicable, as his or her beneficiary with respect to more than fifty percent (50%) of the Participant’s interest in the Award shall not be effective without the prior written or electronic consent of the Participant’s spouse or domestic partner. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is delivered to the Administrator prior to the Participant’s death.

11.4 Conditions to Issuance of Shares.

(a) Notwithstanding anything herein to the contrary, neither the Company nor its Affiliates shall be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel, that the issuance of such Shares is in compliance with Applicable Law, and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Administrator may require that a Participant make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

(b) All Share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with Applicable Law. The Administrator may place legends on any Share certificate or book entry to reference restrictions applicable to the Shares.

(c) The Administrator shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

(d) No fractional Shares shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.

(e) Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by Applicable Law, the Company and/or its Affiliates may, in lieu of delivering to any Participant certificates evidencing Shares issued in connection with any Award, record the issuance of Shares in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

11.5 Forfeiture and Claw-Back Provisions.

(a) Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in the terms of Awards made under the Plan, or to require a Participant to agree by separate written or electronic instrument, that: (i) any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of the Award, or upon the receipt or resale of any Shares underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (x) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, (y) the Participant at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (z) the Participant incurs a Termination of Service for Cause.

(b) All Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including without limitation, any claw-back policy adopted to comply with the requirements of Applicable Law, including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

11.6 Repricing. Subject to Section 14.2 hereof, the Administrator shall not, without the approval of the stockholders of the Company, (a) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per share, or (b) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares. Subject to Section 14.2 hereof, the Administrator shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award.

11.7 Cash Settlement. Without limiting the generality of any other provision of the Plan, the Administrator may provide, in an Award Agreement or subsequent to the grant of an Award, in its discretion, that any Award may be settled in cash, Shares or a combination thereof.

11.8 Leave of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder shall be suspended during any unpaid leave of absence. A Participant shall not cease to be considered an Employee, Non-Employee Director or Consultant, as applicable, in the case of any (a) leave of absence approved by the Company; (b) transfer between locations of the Company or between the Company and any of its Affiliates or any successor thereof; or (c) change in status (Employee to Director, Employee to Consultant, etc.), provided that such change does not affect the specific terms applying to the Participant’s Award.

11.9 Terms May Vary Between Awards. The terms and conditions of each Award shall be determined by the Administrator in its sole discretion and the Administrator shall have complete flexibility to provide for varied terms and conditions as between any Awards, whether of the same or different Award type and/or whether granted to the same or different Participants (in all cases, subject to the terms and conditions of the Plan).

ARTICLE 12.

NON-EMPLOYEE DIRECTOR AWARDS

12.1 Non-Employee Director Awards. The Board may grant Awards to Non-Employee Directors, subject to the limitations of the Plan, pursuant to a written non-discretionary formula established by the Committee, or any successor committee thereto carrying out its responsibilities on the date of grant of any such Award (the “Non-Employee Director Equity Compensation Program”). The Non-Employee Director Equity Compensation Program shall set forth the type of Award(s) to be granted to Non-Employee Directors, the number of Shares subject to Non-Employee Director Awards, the conditions on which such Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Committee (or such other successor committee as described above) shall determine in its discretion.

ARTICLE 13.

ADMINISTRATION

13.1 Administrator. The Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein) and, unless otherwise determined by the Board, shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as a “non-employee director” as defined by Rule 16b-3 of the Exchange Act, an “outside director” for purposes of Section 162(m) of the Code and an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, in each case, to the extent required under such provision; provided, however, that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 13.l or otherwise provided in any charter of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment, Committee members may resign at any time by delivering written or electronic notice to the Board, and vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 13.6 hereof.

13.2 Duties and Powers of Administrator. It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions. The Administrator shall have the power to interpret the Plan and all Programs and Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan and any Program as are not inconsistent with the Plan, to interpret, amend or revoke any such rules and to amend any Program or Award Agreement, provided that the rights or obligations of the holder of the Award that is the subject of any such Program or Award Agreement are not affected adversely by such amendment, unless the consent of the Participant is obtained or such amendment is otherwise permitted under Section 14.10 hereof. Any such grant or award under the Plan need not be the same with respect to each Participant. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act, Section 162(m) of the Code, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.

13.3 Action by the Committee. Unless otherwise established by the Board or in any charter of the Committee or as required by Applicable Law, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

13.4 Authority of Administrator. Subject to any specific designation in the Plan, the Administrator has the exclusive power, authority and sole discretion to:

(a) Designate Eligible Individuals to receive Awards;

(b) Determine the type or types of Awards to be granted to each Eligible Individual;

(c) Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any performance criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

(e) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i) Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement; and

(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.

13.5 Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

13.6 Delegation of Authority. To the extent permitted by Applicable Law, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or, with respect to Options or other rights with respect to Shares (but not Shares themselves), one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 13; provided, however, that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, (b) Covered Employees with respect to Awards intended to constitute Performance-Based Compensation, or (c) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under Section 162(m) of the Code and other Applicable Law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 13.6 shall serve in such capacity at the pleasure of the Board and the Committee.

ARTICLE 14.

MISCELLANEOUS PROVISIONS

14.1 Amendment, Suspension or Termination of the Plan. Except as otherwise provided in this Section 14.1, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board. However, without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 14.2 hereof, (i) increase the Share Limit, (ii) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan, or (iii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award in violation of Section 11.6 hereof. Except as provided in Section 14.10 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the Participant, impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan. Notwithstanding anything herein to the contrary, no Incentive Stock Option shall be granted under the Plan after the tenth (10th) anniversary of the Effective Date.

14.2 Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator shall make equitable adjustments, if any, to reflect such change with respect to (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the Share Limit and Individual Award Limits); (ii) the number and kind of Shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and/or (iv) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code unless otherwise determined by the Administrator.

(b) In the event of any transaction or event described in Section 14.2(a) hereof or any unusual or nonrecurring transactions or events affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in Applicable Law, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) To provide for either (A) termination of any such Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 14.2, the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable or fully vested;

(ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii) To make adjustments in the number and type of securities subject to outstanding Awards and Awards which may be granted in the future and/or in the terms, conditions and criteria included in such Awards (including the grant or exercise price, as applicable);

(iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all securities covered thereby, notwithstanding anything to the contrary in the Plan or an applicable Program or Award Agreement; and

(v) To provide that the Award cannot vest, be exercised or become payable after such event.

(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 14.2(a) and 14.2(b) hereof:

(i) The number and type of securities subject to each outstanding Award and/or the exercise price or grant price thereof, if applicable, shall be equitably adjusted. The adjustment provided under this Section 14.2(c)(i) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.

(ii) The Administrator shall make such equitable adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments to the Share Limit and the Individual Award Limits). The adjustments provided under this Section 14.2(c) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.

(d) Change in Control.

(i) Notwithstanding any other provision of the Plan, in the event of a Change in Control, each outstanding Award shall be assumed or an equivalent Award substituted by the successor corporation or a parent or subsidiary of the successor corporation, in each case, as determined by the Administrator.

(ii) In the event that the successor corporation in a Change in Control and its parents and subsidiaries refuse to assume or substitute for any Award in accordance with Section 14.2(d)(i) hereof, each such non-assumed/substituted Award shall become fully vested and, as applicable, exercisable and shall be deemed exercised, immediately prior to the consummation of such transaction, and all forfeiture restrictions on any or all such Awards shall lapse at such time. If an Award vests and, as applicable, is exercised in lieu of assumption or substitution in connection with a Change in Control, the Administrator shall notify the Participant of such vesting and any applicable exercise period, and the Award shall terminate upon the Change in Control. For the avoidance of doubt, if the value of an Award that is terminated in connection with this Section 14.2(d)(ii) is zero or negative at the time of such Change in Control, such Award shall be terminated upon the Change in Control without payment of consideration therefor.

(e) The Administrator may, in its sole discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(f) With respect to Awards which are granted to Covered Employees and are intended to qualify as Performance-Based Compensation, no adjustment or action described in this Section 14.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify as Performance-Based Compensation, unless the Administrator determines that the Award should not so qualify. No adjustment or action described in this Section 14.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized with respect to any Award to the extent such adjustment or action would result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 of the Exchange Act unless the Administrator determines that the Award is not to comply with such exemptive conditions.

(g) The existence of the Plan, any Program, any Award Agreement and/or any Award granted hereunder shall not affect or restrict in any way the right or power of the Company, the stockholders of the Company or any Affiliate to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s or such Affiliate’s capital structure or its business, any merger or consolidation of the Company or any Affiliate, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock , the securities of any Affiliate or the rights thereof or which are convertible into or exchangeable for Common Stock or the securities of any Affiliate, or the dissolution or liquidation of the Company or any Affiliate, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(h) No action shall be taken under this Section 14.2 which shall cause an Award to fail to comply with Section 409A of the Code or an exemption therefrom, in either case, to the extent applicable to such Award, unless the Administrator determines any such adjustments to be appropriate.

(i) In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of thirty (30) days prior to the consummation of any such transaction.

14.3 Approval of Plan by Stockholders. The Plan shall be submitted for the approval of the Company’s stockholders within twelve (12) months following the date of the Board’s initial adoption of the Plan. Awards may be granted or awarded prior to such stockholder approval; provided, however, that such Awards shall not be exercisable, shall not vest and the restrictions thereon shall not lapse and no Shares shall be issued pursuant thereto prior to the time when the Plan is approved by the Company’s stockholders; provided, further, that if such approval has not been obtained at the end of such twelve (12)-month period, all such Awards previously granted or awarded under the Plan shall thereupon be canceled and become null and void.

14.4 No Stockholders Rights. Except as otherwise provided herein or in an applicable Program or Award Agreement, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record owner of such Shares.

14.5 Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

14.6 Effect of Plan upon Other Compensation Plans. Other than the termination of the Prior Plans, the adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Affiliate. Nothing in the Plan shall be construed to limit the right of the Company or any Affiliate: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Affiliate or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose, including without limitation the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

14.7 Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all Applicable Law, and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the

Company as the Company may deem necessary or desirable to assure compliance with all Applicable Law. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such Applicable Law.

14.8 Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

14.9 Governing Law. The Plan and any Programs or Award Agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.

14.10 Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Plan, any applicable Program and the Award Agreement covering such Award shall be interpreted in accordance with Section 409A of the Code. Notwithstanding any provision of the Plan to the contrary, in the event that, following the Effective Date, the Administrator determines that any Award may be subject to Section 409A of the Code, the Administrator may adopt such amendments to the Plan, any applicable Program and the Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to avoid the imposition of taxes on the Award under Section 409A of the Code, either through compliance with the requirements of Section 409A of the Code or with an available exemption therefrom.

14.11 No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

14.12 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate.

14.13 Indemnification. To the extent allowable pursuant to Applicable Law, each member of the Board and any officer or other employee to whom authority to administer any component of the Plan is delegated shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided, however, that he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

14.14 Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

14.15 Expenses. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

[signature page follows]

* * * * *

I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of Blackhawk Network Holdings, Inc. on March 28, 2013.

* * * * *

I hereby certify that the foregoing Plan was approved by the stockholders of Blackhawk Network Holdings, Inc. on March 28, 2013.

Executed on this 24th day of April, 2013.

/s/ David E. Durant
David E. Durant, Group Vice President, General Counsel and Secretary

VOTE BY INTERNET - www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. BLACKHAWK NETWORK HOLDINGS, INC.6220 STONERIDGE MALL ROAD ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSPLEASANTON, CA 94588 If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All To withhold authority to vote for any All All Except individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees01 Douglas J. Mackenzie 02 Lawrence F. Probst III The Board of Directors recommends you vote FOR proposals 2 and 3:2 To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year ending January 3, 20153 To approve, on a non-binding, advisory basis, the compensation of our named executive officers (the “say-on-pay” vote) as disclosed in the Proxy Statement pursuant to compensation disclosure rules under the Securities Exchange Act of 1934, as amended For Against AbstainNOTE: Such other business as may properly come before the meeting or any adjournment thereof.The Board of Directors recommends you vote 3 YEARS on the following proposal: 1 year4 To cast a non-binding, advisory vote on the frequency of future say-on-pay votes The Board of Directors recommends you vote FOR the following proposal:5 To approve our 2013 Equity Incentive Award Plan For Against Abstain2 years 3 years AbstainPlease sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date0000208633_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com .BLACKHAWK NETWORK HOLDINGS, INC Annual Meeting of Stockholders May 21, 2014 2:00 PM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) William Y. Tauscher and David E. Durant, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A common stock of BLACKHAWK NETWORK HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholder(s) to be held at 2:00 PM, PDT on 5/21/2014, at the Hilton Pleasanton at the Club, 7050 Johnson Drive, Pleasanton, California 94588, and any adjournment or postponement thereof. Each of the appointed proxies is hereby authorized to vote in his discretion upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side0000208633_2 R1.0.0.51160

VOTE BY INTERNET - www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic delivery of in formation up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. BLACKHAWK NETWORK HOLDINGS, INC.6220 STONERIDGE MALL ROAD ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSPLEASANTON, CA 94588 If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broad ridge, 51 Mercedes Way, E dgewood, NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR the following:1. Election of Directors Nominees01 Douglas J. Mackenzie 02 Lawrence F. Probst III The Board of Directors recommends you vote FOR proposals 2 and 3:2 To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year ending January 3, 20153 To approve, on a non-binding, advisory basis, the compensation of our named executive officers (the “say-on-pay” vote) as disclosed in the Proxy Statement pursuant to compensation disclosure rules under the Securities Exchange Act of 1934, as amended For Withhold For All To withhold authority to vote for any All All Except individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. For Against Abstain NOTE: Such other business as may properly come before the meeting or any adjournment there of. The Board of Directors recommends you vote 3 YEARS on the following proposal:4 To cast a non-binding, advisory vote on the frequency of future say-on-pay votes The Board of Directors recommends you vote FOR the following proposal:1 year 2 years 3 years Abstain5 To approve our 2013 Equity Incentive Award Plan For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000208634_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com .BLACKHAWK NETWORK HOLDINGS, INC Annual Meeting of Stockholders May 21, 2014 2:00 PMThis proxy is solicited by the Board of DirectorsThe stockholder(s) hereby appoint(s) William Y. Tauscher and David E. Durant, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class B common stock of BLACKHAWK NETWORK HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholder(s) to be held at 2:00 PM, PDT on 5/21/2014, at the Hilton Pleasanton at the Club, 7050 Johnson Drive, Pleasanton, California 94588, and any adjournment or postponement thereof. Each of the appointed proxies is hereby authorized to vote in his discretion upon such other business as may properly com before the meeting.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.Continued and to be signed on reverse side0000208634_2 R1.0.0.51160